Exhibit 2.3

Dated  20 April 1998

BRITTON GROUP LIMITED
and
NMC GROUP LIMITED
and
BEALAW (461) LIMITED
and
ACX TECHNOLOGIES, INC.


AGREEMENT
relating to the sale and purchase
of the whole of the issued share capital of

BRITTON GROUP PLASTICS LIMITED
BRITTON SECURITY PACKAGING LIMITED
BRITTON PRECISION LIMITED
and
BRITTON GELPLAS LIMITED

Agreement for Purchase of Shares
This Agreement is made on 20 April 1998
Between:
(1) BRITTON GROUP LIMITED a company incorporated in England and Wales under registered number 1816446 whose registered office is at Mellier House, 26a Albermarle Street, London W1X 3FA and NMC GROUP LIMITED a company incorporated in England and Wales under registered number 159982 whose registered office is at 1 Castle Lane, London, SW1E 6DN (the Vendors and each of them a Vendor);
(2) BEALAW (461) LIMITED a company incorporated in England and Wales under registered number 3541144 whose registered office is at 20 Furnival Street, London EC4A 1BN (the Purchaser); and
(3) ACX TECHNOLOGIES, INC. whose registered office is at 16000 Table Mountain, Parkway, Golden, Colorado, 80403 USA (the Guarantor)
Whereas:
(1) ACX (UK) Limited a wholly owned subsidiary of the Guarantor purchased the entire issued share capital of Britton Group Limited on the Acquisition Date following a public offer;
(2) The Vendors wish to sell and the Purchaser wishes to purchase the Companies which make up the Plastics Division of Britton Group
Limited;
(3) The Guarantor has agreed to guarantee the obligations of the Vendors as set out in this Agreement.
It is agreed as follows:
     1    Interpretation
In this Agreement, including its recitals and Schedules, the headings shall not affect its interpretation and, unless the context otherwise requires, the provisions in this Clause 1 apply:
     1.1  Definitions
agreed terms means in relation to any document such document in the terms agreed between the parties and signed by or on behalf of the Purchaser's Solicitors and the Vendors' Solicitors for the purposes of identification;
Acquisition Date means 14 January 1998;
Actual Net Cash and Debt means the sum of the Group's bank debt, bank overdrafts and finance lease debts minus the sum of the Group's cash balances in each case at Completion established from the balance sheet in the Completion Accounts;
Actual Net Intergroup Debt means intercompany debt owed by the Group to the Retained Group minus intercompany debt owed by the Retained Group to the Group at Completion in each case established from the balance sheet in the Completion Accounts;
Audited Accounts means the audited accounts of the Companies and of each of the Subsidiaries for the financial period ended on the Balance Sheet Date;
Balance Sheet Date means 31 December 1997;
Business Day means a day on which banks are open for business in England (excluding Saturdays, Sundays and public holidays);
CHAPS means clearing houses automated payment systems;
Claim means a Warranty Claim and/or a claim under the Tax Deed; Companies means the companies details of which are contained in
Part 3 of Schedule 1;
Completion means the completion of the sale and purchase of the Shares pursuant to Clause 6;
Completion Consideration means the amount of cash payable at Completion in accordance with Clause 3.1.2.
Consideration means the Consideration as described in Clause 3; Disclosure Letter means the letter of even date with this Agreement from Britton Group Limited to the Purchaser which is referred to in Clause 7.1;
Encumbrance means any claim, charge, mortgage, security, lien, option, equity, power of sale or hypothecation restriction, right of first refusal, pre-emption right, third party right or interest or other encumbrance or security interest of any kind or preferential arrangement (including, without limitation, a title transfer or retention arrangement having similar effect); Estimated Net Cash and Debt means 13,841,000 being the sum of the Group's bank debt and bank overdrafts in each case established from bank statements as at close of business on 17April 1998 and finance lease debts owed as at 31 December 1997 by the Group Companies minus the sum of the Group's cash balances as at the close of business on 7April 1998;
Estimated Net Intergroup Debt means 33,604,000, being an estimate of intercompany debt owed by the Retained Group to the Group minus an estimate of intercompany debt owed by the Group to the
Retained
Group in each case established from the latest available
management figures;
Excluded Lease means the lease of the Excluded Property
registered
at HM Land Registry under Title Number BM75177;
Excluded Property means Factory 15, Third Avenue, Bletchley Industrial Estate, Bletchley, Buckinghamshire but excluding any plant and machinery thereon owned by the Purchaser;
Group or Group Companies means the Companies and the Subsidiaries and Group Company means any one of them;
Intellectual Property means patents, trade marks, service marks, registered designs, applications for any of those rights, trade and business names, unregistered trade marks and service marks, copyrights, Know-how, rights in designs;
Know-How means all information not publicly known owned by a
Group
Company relating to:
(i)  the manufacture or production of goods;
(ii) the selection, procurement, construction, installation or use of raw materials, plant, machinery or other equipment or processes;
(iii)     the supply, storage, assembly or packing of raw
materials,
components or partly manufactured or finished goods;
(iv) quality control, testing or certification; or
(v) the rectification, repair or service of goods, plant, machinery or other equipment;
Landlord means the person for the time being entitled to the reversion of the Excluded Lease;
Loan Notes means the 51/4 per cent. unsecured loan notes due 2007 of the Purchaser constituted by a deed of the same date as this Agreement;
Management Accounts means the management accounts for Britton Polymon Limited, Britton Gelplas Limited, Britton Precision Limited, Britton Packbourne Limited, Britton Security Packaging Limited, Britton Decoflex Limited, Britton Polyian Limited, Britton Taco Limited and Britton Group Plastics Limited for the month ended January 1998 and the month ended February 1998; Management Team means Colin Smith, Nigel Beaumont, Raymond Peters,
William Bishop, Peter Whittaker and the Managing Director and Financial Director of each Group Company;
Payment Account Details means, in relation to any payment to be made under or pursuant to this Agreement, the name, account number, sort code, account location and other details specified by the payee and necessary to effect payment (whether by cheque, banker's draft, telegraphic or other electronic means of transfer)
to the payee;
Properties means the freehold and leasehold properties brief details of which are set out in Parts 1 and 2 of Schedule 3 and Property means any one of them;
Purchaser's Group means the Purchaser and any undertaking which is, on or at any time after the date of this Agreement, a subsidiary or holding company of the Purchaser or a subsidiary of a holding company of the Purchaser;
Purchaser's Solicitors means Clifford Chance of 200 Aldersgate Street, London EC1A 4JJ;
Reporting Accountants means an independent firm of chartered accountants agreed by the parties or, in default of agreement within 14 days of receipt of the Appointment Notice (as defined in
Clause 8.2.3), an independent firm of chartered accountants nominated by the President for the time being of the Institute of Chartered Accountants in England and Wales;
Representation Letter means the letter from the Management Team to
the Vendors of even date herewith;
Retained Group means Britton Group Limited and each of its subsidiary undertakings (other than the Group Companies) following
Completion;
Shares means the whole of the issued share capital of the Companies details of which are set out in Part 1A of Schedule 1; Subsidiaries means the subsidiaries of the Companies details of which are contained in Part 4 of Schedule 1;
Subsidiary Shares means the shares held by Sambrook (Britton) Limited in Britton Packbourne Limited, Britton Taco Limited, Taco Plastics Limited and Tacolin Limited;
Tax Deed means the tax deed in the agreed terms between the Vendors and the Purchaser;
Taxation means all forms of taxation and statutory, impositions, duties, contributions and levies chargeable directly or primarily against or attributable directly or primarily to a Group Company and all penalties, charges, costs and interest relating thereto; Transfer means a deed of transfer in the agreed form set out in
Schedule 6;
Vendor Appointees means Jill Sisson, Jed Burnham, Gail
Constancio,
Beth Parish, Steven Selinske and Jeff Coors;
Vendor Group Company means Britton Group Limited or an
undertaking
which is, on or at any time after the date of this Agreement, a subsidiary or holding company of Britton Group Limited or a subsidiary of a holding company of Britton Group Limited; Vendors' Solicitors means Linklaters & Paines of One Silk Street, London EC2Y 8HQ;
Warranties means the warranties and representations set out in
Schedule 2 and Warranty means any one of them;
Warranty Claim means a claim by the Purchaser for breach of any of
the Warranties;
     1.2  Subordinate Legislation
Any reference to a statutory provision shall include any subordinate legislation made from time to time under that provision;
     1.3  Modification etc. of Statutes
Any reference to a statutory provision shall include such provision as from time to time modified or re-enacted or consolidated whether before or after the date of this Agreement so far as such modification, re-enactment or consolidation applies
or
is capable of applying to any transactions entered into under this
Agreement prior to Completion and (so far as liability thereunder may exist or can arise) shall include also any past statutory provision (as from time to time modified, re-enacted or consolidated) which such provision has directly or indirectly replaced;
     1.4  Connected Persons
A person shall be deemed to be connected with another if that person is connected with such other within the meaning of Section 839 of the Income and Corporation Taxes Act 1988;
     1.5  Accounts
Any reference to accounts (apart from in relation to the Completion Accounts) shall include the directors' and auditors' reports, relevant balance sheets and profit and loss accounts and related notes;
     1.6  Companies Act 1985
The words holding company and subsidiary shall have the same meanings in this Agreement as their respective definitions in the Companies Act 1985;
     1.7  Interpretation Act 1978
The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment;
     1.8  Schedules etc.
References to this Agreement shall include any Schedules to it
and
references to Clauses and Schedules are to Clauses of and Schedules to this Agreement; and
     1.9  Information
Any reference to books, records or other information means books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.
     1.10 Liability
The liabilities and obligations of the Vendors under this Agreement are joint and several save where provided otherwise.
     2    Agreement to Sell the Shares
     2.1  Sale of Shares
The Vendors shall sell or procure to be sold with full title guarantee and the Purchaser shall purchase the Shares shown against their respective names in Part 1A of Schedule 1 free from all Encumbrances and together with all rights and advantages now and hereafter attaching thereto.
     2.2  Rights of Pre-emption
The Vendors waive or shall procure that there will be waived before Completion by the parties entitled thereto any and all rights of pre-emption and other restrictions on transfer over the Shares conferred either by the Articles of Association or other equivalent document of the Companies or in any other way.
     3    Consideration
     3.1  The Consideration for the purchase of the Shares will be:
3.1.1     the issue by the Purchaser to NMC Group Limited of 2
million
(two million pounds Sterling) of Loan Notes as part consideration for the Shares in Britton Security Packaging Limited;
3.1.2     79,935,000 minus the Estimated Net Intergroup Debt and
the
Estimated Net Cash and Debt (in aggregate the Completion Consideration) subject to adjustment in accordance with Clause 8.3 and Part 1B of Schedule 1.
     3.2 On Completion the Purchaser shall procure the payment to Britton Group Limited (for itself and on behalf of the relevant members of the Retained Group) of an amount equal to the
Estimated
Net Intergroup Debt.
     3.3 The Estimated Net Intergroup Debt, the Estimated Net Cash and Debt and the Completion Consideration shall be allocated between the Vendors and in respect of the Shares as shown in Part 1B of Schedule 1.
     3.4 Any amount paid by the Vendors to the Purchaser or by the Purchaser to the Vendors pursuant to this Agreement or the Tax
Deed after Completion shall be deemed to be an adjustment to the Consideration paid by the Purchaser for the Shares under the terms of this Agreement The amount of such adjustment shall be
allocated
between the Vendors and in respect of the Shares in the same proportions as the allocation shown in the Total column in Part 1B of Schedule 1 unless the amount paid results from an adjustment under Clause 8.3 in which case the amount of the adjustment shall be allocated as provided in Part 1B of Schedule 1.
     4    Method of Payment
Wherever in this Agreement provision is made for the payment by one party to another, such payment shall be effected by crediting the account specified in the Payment Account Details of the party entitled to the payment by way of CHAPS on or before the due date for payment unless the payee by notice to the payer, not later than three Business Days prior to the due date for payment, elects to be paid by banker's draft drawn on any international bank reasonably acceptable to the payer and having an office in London.
Payment of such sum shall be a good discharge to the payer of its obligation to make such payment.
     5    Timing of Completion
Completion shall take place immediately after signing of this
Agreement.
     6    Completion
     6.1  Place
Completion shall take place at the offices of the Vendors'
Solicitors.
     6.2  Vendors' Obligations on Completion
On Completion Britton Group Limited shall deliver or procure to be
delivered or (if the Purchaser agrees) make available to the
Purchaser:
6.2.1     duly executed transfers of the Shares and the
Subsidiary
Shares in favour of the Purchaser or as it may direct accompanied by the relative share certificates;
6.2.2     the written resignations of each of the Vendor
Appointees
from his office as a director or secretary of the relevant Group Company to take effect on the date of Completion with acknowledgments signed by each of them in a form reasonably satisfactory to the Purchaser to the effect that he has no claim against any Group Company for compensation for loss of office (whether contractual, statutory or otherwise), redundancy or otherwise;
6.2.3 the written resignations of the auditors of each Group Company to take effect on the date of Completion, with acknowledgments signed by each of them in a form reasonably satisfactory to the Purchaser to the effect that they have no claim against any Group Company and containing the statement referred to in Section 394 of the Companies Act 1985 to the effect that there are no circumstances connected with their resignation which they consider should be brought to the notice of the members or creditors of any Group Company;
6.2.4     the certificates of incorporation, corporate seals (if
any),
cheque books and statutory books of each Group Company (duly written up-to-date) and the share certificates in respect of all issued shares in the capital of each of the Subsidiaries;
6.2.5 evidence of the authority of each person executing a document referred to in Clause 6 on Vendor's behalf, a copy of the power of attorney conferring the authority or a copy, certified to
be a true copy by a director or the secretary of the Vendor, of a resolution of the Vendor's board of directors or an authorised committee of that board conferring the authority;
6.2.6     the waivers, consents or other documents necessary to
give
the Purchaser or its nominee(s) full legal and beneficial ownership of the Shares and the Subsidiary Shares in each case in the agreed form;
6.2.7     the title deeds to the Properties which are in the
Vendors'
possession being the title deeds listed in the schedules produced by the Vendors' Solicitors and approved by the Purchaser's Solicitors;
6.2.8     letter(s) from the receiver of Thurgar Bardex plc,
Barclays
Bank plc and Bank of Scotland and NatWest evidencing the release and discharge of each guarantee and charge of each Group Company to Thurgar Bardex plc, Barclays Bank plc and Bank of Scotland and NatWest respectively;
6.2.9     all material financial and accounting books and records
of
each Group Company;
6.2.10    the Tax Deed executed by the Vendors;
6.2.11 a copy of each bank mandate of each Group Company and copies of statements of each bank account of each Group Company made up to a date not earlier than one Business Day before the date of Completion;
6.2.12 Powers of attorney in favour of the Purchaser in respect of the Shares enabling the Purchaser to attend and vote at general meetings of the relevant Companies.
     6.3  Board Resolutions of the Companies
On Completion Britton Group Limited shall procure the passing of Board Resolutions of each Company inter alia:
6.3.1     revoking all existing authorities to bankers in respect
of
the operation of its bank accounts and giving authority in favour of such persons as the Purchaser may nominate to operate such accounts;
6.3.2     accepting the resignations referred to in Clause 6.2.2
and
appointing such persons (within the maximum number permitted by the Articles of Association) as the Purchaser may nominate as directors and secretary;
6.3.3     approving the registration of the share transfers
referred
to in Clause 6.2 subject only to their being duly stamped;
6.3.4     accepting the resignations referred to in Clause 6.2.3
and
appointing Ernst & Young as auditors of each Company; changing its
registered office in accordance with instructions given by the
Purchaser;
6.3.5     changing the accounting reference date of each Company
to
the date of Completion
and shall hand to the Purchaser duly certified copies of such
Resolutions.
     6.4  Board Resolutions of the Subsidiaries
Britton Group Limited shall ensure that, immediately after the board meeting referred to in Clause 6.3, meetings of the board of directors of any Subsidiaries notified at least two days prior hereto by the Purchaser to the Vendor are held to deal with any matter referred to in Clause 6.3 that the Purchaser may require.
     6.5  Payment of Completion Consideration
Against compliance with the foregoing provisions the Purchaser shall satisfy the Completion Consideration and shall pay to Britton Group Limited (for itself and on behalf of the relevant members of the Retained Group) an amount equal to the Estimated Net Intergroup Debt in the manner specified in Clauses 3 and 4 and issue the Loan Notes in accordance with Clause 3.1.1.
     6.6  Post-Completion Pension and Employee Benefit Matters
6.6.1     At, or within 2 weeks of, Completion:
(i) Britton Group Limited shall execute and shall use its reasonable endeavours to procure the trustees of the Britton Group plc Contracted-in Money Purchase Scheme (the CIMP Scheme)
execute;
and
(ii) the Purchaser shall procure that the relevant members of the Purchaser's Group execute a deed of novation and adherence in relation to the CIMP Scheme in
the agreed form in order to substitute the relevant member of the Purchaser's Group as the principal employer under the CIMP Scheme with effect on and from Completion and to admit another member of the Purchaser's Group as a participating employer under the CIMP Scheme with effect on and from Completion.
6.6.2     At, or within 2 weeks of, Completion;
(i) Britton Group Limited shall execute and shall use its reasonable endeavours to procure the trustees of the Britton Group
Plc Death in Service Scheme (the DIS Scheme) execute; and
(ii) the Purchaser shall procure that the relevant members of the Purchaser's Group execute a deed of novation and adherence in relation to the DIS Scheme in the agreed form in order to substitute the relevant member of the Purchaser's Group as the principal employer under the DIS Scheme with effect on and from Completion and to admit another member of the Purchaser's Group as a participating employer under the DIS Scheme with effect on and from Completion.
6.6.3     Britton Group Limited shall co-operate with the
Purchaser in
the preparation and submission following Completion of a joint application under s.177 Taxes Act 1988 and within the time limits imposed by that Act to substitute the relevant member of the Purchaser's Group as principal employer under the Britton Group plc profit related pay scheme 1997-1998 with effect on and from Completion.
6.6.4     Britton Group Limited hereby covenants with the
Purchaser
(the Purchaser acting for itself and as trustee for the Purchaser's Group) that Britton Group Limited will be solely responsible for the payment of any amounts which may arise on or after Completion under any agreement entered into by Britton Group
Limited with any of Chadburn Trustee Services Limited, Cranfield Pension Trustees Limited and Weston Cummins Limited (together the Agreements). Britton Group Limited hereby confirms to the Purchaser (the Purchaser acting for itself and as trustee for the Purchaser's Group) that neither the Purchaser nor any member of the Purchaser's Group shall have any liability whatsoever under the Agreements except that the liability of the Purchaser for the cost of services provided to the Group Companies prior to Completion shall not change. Notwithstanding the foregoing, the Purchaser hereby confirms to Britton Group Limited that Britton Group Limited shall not be liable for any costs incurred by any of
Chadburn Trustee Services Limited, Cranfield Pension Trustee Services Limited and Weston Cummins Limited in relation to any services rendered by any of Chadburn Trustee Services Limited, Cranfield Pension Trustees Limited and Weston Cummins Limited to the Purchaser or to any member of the Purchaser's Group on or after Completion where such services have been rendered with the actual knowledge of the Purchaser or of any member of the Purchaser's Group. The Purchaser hereby agrees to use all reasonable endeavours to assist Britton Group Limited in terminating (with the minimum cost to Britton Group Limited) any Agreements after Completion if Britton Group Limited so requests.
     6.7  Post-Completion Insurance Matters
Following Completion:
6.7.1 the Purchaser shall not make any changes which have retroactive effect to a date prior to Completion to any insurance policy of a Group Company in force immediately prior to Completion where the effect of that change is to reduce the level of cover available to Britton Group Limited and/or the Retained Group in respect of the Group Companies;
6.7.2 the Purchaser shall notify Britton Group Limited of any claims made under the insurance policies of the Group Companies in force immediately prior to Completion which may have the effect of
reducing the aggregate insurance cover available to Britton Group Limited and/or the Retained Group in respect of the Group Companies.
     6.8  Charges
The Vendors shall assist the Purchaser in complying with any formalities necessary to obtain formal release of the charges referred to in Clause 6.2.8.
     7    Warranties
     7.1  Incorporation of Schedule 2
7.1.1 The Vendors warrant to the Purchaser in the terms set out in
Schedule 2 subject only to any matter which is fairly disclosed in or pursuant to the Disclosure Letter or expressly provided for under the terms of this Agreement.
7.1.2 Where any Warranty is expressed to be given so far as the
Vendors are aware, it is intended to be limited to the actual knowledge of the Vendor Appointees. For these purposes the actual knowledge of the Vendor Appointees has been obtained
(i) by the Vendor Appointees having since the Acquisition Date familiarised themselves with the business of the Group and made reasonable inquiries into its affairs with a view to selling or retaining the Group;
(ii) by the Vendor Appointees having made reasonable inquiries of Robin Williams and Simon Beart since the Acquisition Date;
(iii) by the Vendor Appointees having participated in board meetings of the Group Companies since the Acquisition Date; and
(iv) by the Vendor Appointees having reviewed the management reports sent to them since the Acquisition Date.
7.1.3 Save for the matters which are fairly disclosed in or pursuant to the Disclosure Letter, no knowledge of the Purchaser or the Management Team relating to a Group Company (actual, constructive or imputed) prevents or limits a claim made by the Purchaser for breach of Warranties under paragraphs 1.4, 1.5, 7, 8.1, 4.3, 9, 11, 12.1 and 12.2 and the Vendors may not invoke the Purchaser's or Management Team's knowledge (actual, constructive or imputed) of a fact or circumstance (save for matters fairly disclosed in or pursuant to the Disclosure Letter) which might make such Warranties untrue, inaccurate, incomplete or misleading as a defence to a Warranty Claim in respect of such Warranties.
7.1.4 Except in cases of fraud or wilful non-disclosure, or wilful misrepresentation the Vendors waive and may not enforce a right which they (or either of them) may have in respect of a misrepresentation, inaccuracy or omission in or from information or advice supplied by a Group Company or a director, officer or employee of a Group Company for the purpose of assisting the Vendors to make a representation, give a Warranty or prepare the Disclosure Letter.
7.1.5 Each Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another Warranty.
     7.2  Limitation of Liability
Notwithstanding the provisions of Clause 7.1, the Vendors (or either of them) shall not be liable:
7.2.1     Time Limits
In respect of any Claim unless notice of such Claim is given in writing by the Purchaser to Britton Group Limited on behalf of the
Vendors setting out full details of the specific matter in respect of which the Claim is made including (if practicable) an estimate of the amount of such Claim within 18months following Completion in respect of a Warranty Claim (other than a Warranty Claim under paragraph 7 of Schedule 2) and six years and one month from the end of the current accounting period in relation to a Claim under the Tax Deed or a Warranty Claim under paragraph 7 of Schedule 2 and any such Claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be withdrawn six months after the relevant time limit set out above unless legal proceedings in respect of it have been commenced by being both issued and served;
7.2.2     Minimum Claims
In respect of any Warranty Claim arising from any single circumstance, if the amount of the Warranty Claim does not exceed 50,000 (save that Warranty Claims relating to a series of connected matters shall be aggregated for this purpose) but the Vendors shall not be liable for a Warranty Claim in excess of that amount unless the liability determined in respect of any such claim (excluding interest, costs and expenses) also exceeds that amount;
7.2.3     Aggregate Minimum Claims
In respect of any Warranty Claim unless the aggregate amount of all Warranty Claims for which the Vendors would otherwise be liable under this Agreement exceeds 500,000 and in the event that the aggregated amounts exceed 500,000 the Vendors shall be liable for the whole amount and not just the excess;
7.2.4     Maximum Claims
In respect of any claim under this Agreement or the Tax Deed to the extent that the aggregate amount of the liability of the Vendors for all claims made under this Agreement and the Tax Deed would exceed 82 million provided that any liability which the Vendors may have under this Agreement or the Tax Deed in excess of
80 million shall not be satisfied in cash but shall be satisfied by the cancellation of the corresponding nominal amount of Loan Notes up to 2 million;
7.2.5     Contingent Liabilities
For any Claim in respect of any liability which is contingent unless and until such contingent liability becomes an actual liability and is due and payable within 6 months of the expiry of the relevant period in Clause 7.2.1;
7.2.6     Provisions in the Accounts
In respect of any Warranty Claim if and to the extent that:
(i) specific provision or reserve is made for the matter giving rise to the claim in the Audited Accounts (and not subsequently released);
(ii) any sum is received by any Group Company in respect of the matter which is the subject of the Claim which has previously been written off as irrecoverable in the accounts of the Group Company;
7.2.7 For any Claim in respect of any matter, act, omission or circumstance (or any combination thereof) to the extent that the same would not have occurred but for:

(i)  Voluntary Acts of Purchaser
any voluntary act, omission or transaction of the Purchaser or any
member of the Purchaser's Group or any of the Group Companies, or their respective directors, employees or agents, after Completion done or omitted otherwise than in the ordinary course of the business of the relevant company and in circumstances where the relevant person knew or ought to have known that the act, omission or transaction would be likely to result in a breach of this
Agreement;
(ii) Changes in Legislation
the passing of, or any change in, after the date of this Agreement, any law, rule, regulation or published administrative practice of any government, governmental department, agency or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of Taxation or any imposition of Taxation or any withdrawal of relief from Taxation not actually (or prospectively) in effect at the date of this Agreement;
(iii)     Accounting and Taxation Changes
any change in accounting or Taxation policy, bases or practice of the Purchaser or any of the Group Companies introduced or having effect after Completion;
7.2.8     Insurance
in respect of any Claim to the extent that any Losses arising from
such Claim are covered by a policy of insurance in force on the date of this Agreement;
7.2.9     Net Benefit
in any respect of any Claim for any liability suffered by the Purchaser or any of the Group Companies to the extent of any corresponding savings by or net benefit to the Purchaser or any other member of the Purchaser's Group or any other Group Company arising in respect of the matter giving rise to the claim;
7.2.10    Purchaser's Knowledge
(except as provided by Clause 7.1.3) in respect of any Claim to the extent that the relevant facts, matters or circumstances, giving rise to the claim were known by the Purchaser or by any of its directors or any member of the Management Team prior to the execution of this Agreement.
     7.3 The limitations on the liability of the Vendor contained in Clauses 7.1 and 7.2 shall not apply in respect of Claims arising as a result of fraud by the Vendors or as a result of wilful non-disclosure by the Vendors or in respect of a breach of Warranties 1.1, 1.2, 1.3.1, 1.4, 1.5 and 8.1.
     7.4  Mitigation of Loss
The Purchaser shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any losses which in the absence of mitigation might give rise to a liability in respect of any claim under this Agreement.
     7.5  Conduct of Claims
7.5.1     If the Purchaser or any Group Company becomes aware of
any
matter that may give rise to a Warranty Claim notice of that fact shall be given within 30 days to Britton Group Limited (on behalf of the Vendors).
7.5.2     Without prejudice to the validity of the Warranty Claim
or
alleged Warranty Claim in question, the Purchaser shall give, and shall procure that the relevant Group Companies give, subject to their being paid all reasonable costs and expenses, all such information and assistance, including (upon reasonable notice being given and during normal office hours) access to premises and personnel, and the right to examine and copy or photograph any relevant assets, accounts, documents and records, as Britton Group
Limited (on behalf of the Vendors) or its accountants or professional advisers may reasonably request for the purposes of investigating the matter. The Vendors agree to keep all such information confidential and only to use it for such purpose.
7.5.3 If the Warranty Claim in question is a result of or in connection with a claim by or liability to a third party then:
(i) without prejudice to Clause 7.5.1, the Purchaser shall pass on any written claim from a third party to Britton Group Limited (on behalf of the Vendors) within 15 Business Days of receipt or, if less, before the expiry of any delay or time limit imposed by the third party in relation to the claim;
(ii) no admission of liability shall be made by or on behalf of the Purchaser or any Group Company and the claim shall not be compromised, disposed of or settled without the consent of Britton
Group Limited (on behalf of the Vendors) not to be unreasonably withheld or delayed;
(iii)     Britton Group Limited (on behalf of the Vendors) shall
be
entitled at its own expense in its absolute discretion to take such action as it shall deem necessary having first consulted with the Purchaser and taken into account the commercial interests, goodwill and reputation of the Purchaser and the Group to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Purchaser or the Group Company concerned and to have the conduct of any related proceedings, negotiations or appeals;
(iv) the Purchaser will give and procure that the relevant Group Company gives, subject to their being paid all reasonable costs and expenses, all such information and assistance, including (upon reasonable notice being given and during normal office hours) access to premises and personnel, and the right to examine and copy or photograph any relevant assets, accounts, documents and records, for the purpose of avoiding, disputing, denying, defending, resisting, appealing, compromising or contesting any such claim or liability as Britton Group Limited (on behalf of the
Vendors) or its professional advisers reasonably request. The Vendors agree to keep all such information confidential and only to use it for such purpose.
     7.6  Prior Receipt
If a Vendor pays an amount in discharge of any claim under this Agreement and the Purchaser or any Group Company subsequently recovers from a third party a sum which is referable to the subject matter of the claim and which would not otherwise have been received by the Purchaser, the Purchaser shall pay, or shall procure that the relevant Group Company pays, to Britton Group Limited (on behalf of the Vendors) an amount equal to (i) the sum recovered from the third party less any reasonable costs and expenses incurred in obtaining such recovery or (ii) if less, the amount previously paid by (or on behalf of) the Vendor to the Purchaser.
     7.7  Double Claims
The Purchaser shall not be entitled to recover from the Vendors (or either of them) under this Agreement or under the Tax Deed more than once in respect of the same damage suffered.
     7.8  Tax
In calculating the liability of the Vendors, for any Warranty Claim, there shall be taken into account the amount (if any) by which any Taxation for which the Purchaser or any Group Company would otherwise have been accountable or liable to be assessed is actually reduced or extinguished as a result of the matter giving rise to such liability.
     7.9  Effect of Completion
The Warranties and all other provisions of this Agreement insofar as the same shall not have been performed at Completion shall not be extinguished or affected by Completion, or by any other event or matter whatsoever, except by a specific and duly authorised written waiver or release by the Purchaser.
     7.10 Remedies
7.10.1 This Agreement supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement and contains the whole agreement between the parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract. The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.
7.10.2 So far as permitted by law and except in the case of fraud, the Purchaser agrees and acknowledges that its only rights and remedies in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for damages in contract for breach of this Agreement and not rescission of this Agreement, nor damages in tort or under statute
(whether under the Misrepresentation Act 1967 or otherwise), nor any other remedy.
7.10.3 Each party to this Agreement confirms it has received independent legal advice relating to all the matters provided for in this Agreement, including the provisions of this Clause, and agrees having considered the terms of this Clause and the Agreement as a whole, that the provisions of this Clause are fair and reasonable.
7.10.4 In Clause 7.10.1 and 7.10.3 this Agreement includes the Disclosure Letter and all documents entered into pursuant to this Agreement.
     8    Completion Accounts
     8.1  The Completion Accounts
The Purchaser shall procure that as soon as practicable following Completion there shall be drawn up aggregated balance sheets of the Group Companies as at Completion and aggregated profit and loss accounts of such companies in respect of the period from the Balance Sheet Date to Completion (the Completion Accounts) and that the same are reviewed by the Purchaser's accountants. The Completion Accounts shall be drawn up in accordance with the principles, methods and bases adopted in drawing up and on a consistent basis with the agreed form balance sheet a copy of which is attached as Schedule 7 and applying a similar level of prudence as used in drawing up the agreed form balance sheet and taking account of the provision of Clause 8.3 and (so far as not inconsistent therewith) in accordance with accountancy principles, policies and practices generally accepted in the United Kingdom. For the avoidance of doubt the same provision shall be retained within creditors in the Completion Accounts in respect of the Mark
Ashton insurance case as is made in the agreed form balance
sheet.
     8.2  Preparation
8.2.1     The Completion Accounts shall be delivered to Britton
Group
Limited (on behalf of the Vendors) by the Purchaser as soon as is practicable following Completion and, in any event, not later than
45 days after Completion together with a report by the
Purchaser's
accountants addressed to the Purchaser and Britton Group Limited (on behalf of the Vendors) stating whether in their opinion the Completion Accounts have been prepared in accordance with Clause
8.1. Without prejudice to the foregoing, the Purchaser shall procure that the management accounts for April 1998 (if any) delivered to the Purchaser following Completion are delivered at the same time to Britton Group Limited (on behalf of the Vendors) as they are delivered to the Purchaser although relevant personnel, books and records of the Group Companies shall not be made available to Britton Group Limited (on behalf of the Vendors), its representatives or its advisers in accordance with clause 8.2.2 until the Completion Accounts have been delivered to Britton Group Limited (on behalf of the Vendors) by the Purchaser in accordance with this Clause 8.2.1.
8.2.2     In order to enable Britton Group Limited (on behalf of
the
Vendors) and the Vendors' accountants to review the Completion Accounts, the Purchaser shall keep up-to-date and make available to the Vendors' representatives and to the Vendors' accountants relevant books and records within its possession or control relating to the businesses of the Group Companies relating to the period before Completion and the period of up to 45 days after Completion and provide access to relevant personnel, in each case upon reasonable notice and during normal office hours.
8.2.3     If Britton Group Limited (on behalf of the Vendors)
does not
within 30 days of presentation to it of the Completion Accounts (or, if later, within 7 Business Days of presentation of the audited accounts for the period to Completion) give notice to the Purchaser that it disagrees with the Completion Accounts or any item thereof such notice stating the reasons for the disagreement in reasonable detail (the Vendor's Disagreement Notice), the Completion Accounts shall be final and binding on the parties for all purposes. If Britton Group Limited gives a valid Vendor's Disagreement Notice within such period, the parties shall attempt in good faith to reach agreement in respect thereof and, if they are unable to do so within 21days of such notification, either party may by notice to the other (copied to the Reporting Accountants) require that the Completion Accounts be referred for determination to the Reporting Accountants (an Appointment Notice)
on the basis that the Reporting Accountants are to make a
decision
on the matter within 28 days starting on the day after receipt by the Reporting Accountants of the Appointment Notice.
8.2.4     The Reporting Accountants shall act as experts and not
as
arbitrators and their determination of the Completion Accounts shall be final and binding on the parties save in the event of manifest error (when the relevant part of their determination shall be void and the matter shall be remitted to the Reporting Accountants for correction).
8.2.5     The expenses of the Reporting Accountants shall be
borne as
they shall direct at the time they make any determination or, failing such direction, equally between the Purchaser, on the one hand, and the Vendors, on the other.
8.2.6     The parties shall co-operate with the Reporting
Accountants
and comply with their reasonable requests made in connection with the carrying out of their duties under this Agreement. In particular, without limitation, the Purchaser shall keep up to date and, subject to reasonable notice, make available to the Vendors' representatives, the Vendors' accountants and the Reporting Accountants, relevant books and records within its possession or control relating to the businesses of the Group Companies during normal office hours during the period from the appointment of the Reporting Accountants down to the making of the relevant determination.
8.2.7     Each party and the Reporting Accountants shall, and
shall
procure that its accountants and other advisers shall, keep all information and documents provided to them pursuant to this Clause
8.2 confidential and shall not use the same for any purpose, except for disclosure or use in connection with the preparation of the Completion Accounts, the proceedings of the Reporting Accountants or another matter arising out of this Agreement or in defending any claim or argument or alleged claim or argument relating to this Agreement or its subject matter.
     8.3  Adjustment of Consideration
Within 10 Business Days after agreement or determination by the Reporting Accountants of the Completion Accounts:
8.3.1     The Purchaser shall pay to Britton Group Limited on
behalf
of the Vendors an amount equal to any excess of the level of stock, trade debtors and trade creditors of the Group Companies shown in the balance sheet in the Completion Accounts compared with the level of stock, trade debtors and trade creditors of the Group Companies shown in the agreed form balance sheet. For the avoidance of doubt the stock trade debtors and trade creditors in the Completion Accounts shall be classified on a consistent basis with the stock, trade debtors and trade creditors in the agreed form balance sheet.
8.3.2     Britton Group Limited on behalf of the Vendors shall
pay to
the Purchaser an amount equal to any deficiency of the level of stock, trade debtors and trade creditors of the Group Companies shown in the balance sheet in the Completion Accounts compared with the level of stock, trade debtors and trade creditors of the Group Companies shown in the agreed form balance sheet. For the avoidance of doubt the stock, trade debtors and trade creditors in the Completion Accounts shall be classified on a consistent basis with the stock, trade debtors and trade creditors in the agreed form balance sheet.
8.3.3     For the purposes of this Clause 8.3 the balance sheet
in the
Completion Accounts shall be drawn up in accordance with the principles, methods and bases adopted in drawing up the agreed form balance sheet and the level of stock, trade creditors and trade debtors shall be calculated on a consistent basis with that used in the agreed form balance sheet.
8.3.4     The Purchaser shall pay to Britton Group Limited on
behalf
of the Vendors an amount equal to any deficiency of the level of the Actual Net Cash and Debt Amount shown in the balance sheet in the Completion Accounts compared with the Estimated Net Cash and Debt Amount.
8.3.5     Britton Group Limited on behalf of the Vendors shall
pay to
the Purchaser an amount equal to any excess of the level of the Actual Net Cash and Debt Amount shown in the balance sheet in the Completion Accounts compared with the Estimated Net Cash and Debt Amount.
8.3.6 For the avoidance of doubt the Group's cash balances, Group's bank debt and overdrafts, and Group finance lease debts shown in the balance sheet in the Completion Accounts shall be calculated (for the purposes of establishing the Actual Net Cash and Debt Amount) in accordance with the principles, methods and bases used in, and on a consistent basis with the principles, methods and bases used in calculating those items in the agreed form balance sheet.
8.3.7     Following the making of any adjusting payments pursuant
to
this Clause 8.3 and the making of any appropriate adjustments to the table set out in Part 1B of Schedule 1:
(i) if the Actual Net Intergroup Debt is higher or lower than the Estimated Net Intergroup Debt this shall not of itself result in the amount shown against the relevant Company's name in the Total column (as shown in the table in Part 1B of Schedule 1) being adjusted or in any further amount whatsoever being paid by the Purchaser or the relevant Group Company to the Vendors;
(ii) the Vendors shall apply the amount of the cash received by the Vendors from the Purchaser or the relevant Group Company which is attributable to the Actual Net Intergroup Debt, together with such further amount as may be necessary for the purpose, in repaying to each relevant member of the Retained Group the net indebtedness owed to such member by any member of the Group; and
(iii)     the Vendors shall procure that all members of the
Retained
Group and the Purchaser shall procure that all members of the Group shall acknowledge that each member of the Group or, as the case may be, the Retained Group, which is indebted to it at Completion has been fully discharged from such indebtedness.
     8.4 Payments made pursuant to Clauses 3.1 and 8.3 are in full and final settlement of all sums due to the Retained Group by any Group Company or vice versa and each of the Vendors confirms that except as provided in this Agreement no other sums are owing or accrued to it or any member of the Retained Group by any Group Company.
     8.5  Representation Letter
The Purchaser shall procure that the Management Team delivers to Britton Group Limited (on behalf of the Vendor) the Management Representation Letter upon the execution of this Agreement.
     9    Other Provisions
     9.1  Confidential Information
9.1.1     After Completion each party shall:
(i) not use or disclose to a person Confidential Information it has or acquires; and
(ii) use all reasonable endeavours to prevent the use or disclosure of Confidential Information.
9.1.2 After Completion each party shall use all reasonable endeavours to ensure that each of its subsidiaries and holding companies complies with Clause 9.1.1.
9.1.3     Clause 9.1.1 does not apply to:
(i) disclosure of Confidential Information to a director, officer or employee of the Purchaser's Group or the Vendor's Group
(as the context requires) whose function requires him to have the Confidential Information;
(ii) use or disclosure of Confidential Information required to be used or disclosed by law or the London Stock Exchange or New York Stock Exchange;
(iii) disclosure of Confidential Information to an adviser for the purpose of advising the disclosing party but only on terms that Clause 9.1.1 applies to use or disclosure by the adviser; or
(iv) Confidential Information which becomes publicly known except by the breach of Clause 9.1.1 or 9.1.2.
9.1.4 For the purpose of this Clause 9.1, Confidential Information means, in the case of the Vendors, all information owned by any Group Company and used in or otherwise relating to the business, customers, suppliers or financial or other affairs of any Group Company and which is not publicly known at Completion and in the case of the Purchaser all information owned by a Retained Group Company and used in or otherwise relating to the business, customers, suppliers or financial or other affairs of any Vendor Group Company and which is not publicly known at Completion.
     9.2  Announcements
9.2.1 No party shall for a period of 3 months following Completion make or authorise or issue any formal announcement or circular concerning the transaction referred to in or contemplated by this Agreement or any other document entered into pursuant to this Agreement unless it has first obtained (in the case of the Vendors or the Guarantor) the Purchaser's written consent and (in the case of the Purchaser) Britton Group Limited's written consent (on behalf of the Vendors), which in each case may not be unreasonably withheld or delayed.
9.2.2 Clause 9.2.1 does not apply to any public announcement, communication or circular:
(i) required by law or a regulation of a stock exchange, where the party required to make or send it has, if practicable, first consulted and taken into account the reasonable requirements of the other party; or
(ii) made or sent by the Purchaser after Completion to a customer, client or supplier of a Group Company informing it of the Purchaser's' purchase of the Shares.
     9.3  Successors and Assigns
9.3.1 This Agreement is personal to the parties to it. Accordingly, subject to Clauses 9.3.2 and 9.3.3 neither the Purchaser on the one hand nor the Vendors on the other may, without the prior written consent of the other, assign the benefit of all or any of the other's obligations under this Agreement, nor any benefit arising under or out of this Agreement nor shall the Purchaser be entitled to make any claim against the Vendors in respect of any loss which it does not suffer in its own capacity as beneficial owner of the Shares.
9.3.2 Except as otherwise expressly provided in this Agreement, either the Vendors on the one hand or the Purchaser on the other may, without the consent of the other, assign to a connected company the benefit of all or any of the other party's obligations under this Agreement provided however that such assignment shall not be absolute but shall be expressed to have effect only for so long as the assignee remains a connected company. For the purposes of this sub-clause a connected company is a company which is a subsidiary of the party concerned or which is a holding company of such party or a subsidiary of such holding company.
9.3.3     The Purchaser may assign the benefit of this Agreement
(the
Rights) to any bank or financial institution or other person by way of security for the purposes of or in connection with the financing (whether in whole or in part) by the Purchaser of:
(i) the acquisition of the Shares contemplated by this Agreement; or
(ii) any of its, or its subsidiaries' working capital or other requirements; and its liquidator or administrator, or any receiver or other person or entity appointed to enforce any of such security, may enter into any other assignments or transfers of any of the Rights Provided that no assignee or successor in title to the Purchaser shall have any greater rights under this Agreement against the Vendors than the Purchaser would have had.
     9.4  Variation
No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties to this Agreement.
     9.5  General
9.5.1 Any time, date or period referred to in any provision of this Agreement may be extended by mutual agreement between the parties.
9.5.2 The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. Save as provided by this Agreement, no single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.
9.5.3 Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Completion.
     9.6  Further Assurance
At any time after the date of this Agreement the Vendors shall and shall use all reasonable endeavours to procure that any necessary third party shall execute such documents and do such acts and things as the Purchaser may reasonably require for the purpose of giving to the Purchaser the full benefit of all the provisions of this Agreement. The costs of procuring any such third party action shall be borne equally by the Purchaser on the one hand and the Vendors on the other.
     9.7  Costs
The Vendors shall bear all legal, accountancy and other costs and expenses incurred by them in connection with this Agreement and the sale of the Shares. The Purchaser shall bear all such costs and expenses incurred by it and the Management Team.
     9.8  Interest
If either of the Vendors or the Purchaser defaults in the payment when due of any sum payable under this Agreement (whether determined by agreement or pursuant to an order of a court or otherwise) the liability of the defaulting party shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before judgment) at a rate per annum of 2 per cent above the base rate from time to time of Barclays Bank PLC. Such interest shall accrue from day to day.
     9.9  Notices
9.9.1 Any notice or other communication requiring to be given or served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered or sent:
In the case of either of the Vendors to Britton Group Limited at:

ACX Technologies, Inc.
16000 Table Mountain Parkway
Golden
Colorado 80403
United States of America
Fax:
00 1 303 271 7055
Attention:
General Counsel

with a copy to
Holme Roberts & Owen LLP
Mellier House
26a Albermarle Street
London W1X 3FA
Fax:
0171 499 7769
Attention:
Managing Partner
In the case of the Purchaser to Bealaw (461) Limited]:
42 Colebrooke Row
Islington
London N1 8AF
Fax:
0171 359 5691
Attention:
William Bishop
In the case of the Guarantor to ACX Technologies, Inc.:
16000 Table Mountain Parkway
Golden
Colorado 80403

Fax: 001 303 271 7003
Attention: The Company Secretary and General Counsel
9.9.2     Any such notice or other communication shall be
delivered by
hand or sent by courier or fax. Such notice or communication shall
conclusively be deemed to have been given or served at the time of
despatch, in case of service in the United Kingdom, or on the next
but one Business Day in the case of international service.
     9.10 Use of Intellectual Property Rights/Change of Name
9.10.1 The Vendors shall not, either alone or jointly with, through or as manager, adviser, consultant or agent for a person, use in connection with a business which competes, directly or indirectly, with a business of a Group Company as operated at the date of this Agreement, any Intellectual Property currently owned by the Group Companies or any Intellectual Property exclusively used by the Group Company at the date of this Agreement (in particular, a name including the words Britton, Polymon, Taco, Tacolin, Hubcharm, Decoflex, Polyian, Polylope, Transrap, Gelplas,
Precision Packaging and/or Packbourne) or use in that connection anything which is intended to be confused with any such Intellectual Property.
9.10.2 The Vendors shall ensure that each Vendor Group Company complies with Clause 9.10.1.
9.10.3 Within 2 weeks of Completion Britton Group Limited shall change its name and shall procure that the name of any Vendor Group Company which includes the word Britton is changed so as not to include the word Britton or suggest any connection with the Group. The Vendors acknowledge that reputation and goodwill are attached to the name Britton and that the Purchaser is to acquire all the Vendor's rights in that name pursuant to this Agreement.
     9.11 Further Undertakings by the Vendors
9.11.1 For 2 years starting on the date of this Agreement neither of the Vendors shall directly or indirectly:
(i) operate, or be engaged, concerned or interested in, or assist, a business which competes, directly or indirectly, with the business of a Group Company as operated at the date of this Agreement in the United Kingdom, France, Holland, Eire, Benelux, Spain, Portugal, Germany, Italy, Switzerland and Bahrain, whether alone or jointly with, through or as manager, adviser, consultant or agent for another person; or
(ii) in competition with a business of a Group Company as operated at the date of this Agreement in the United Kingdom, France, Holland, Eire, Benelux, Spain, Portugal, Germany, Italy, Switzerland and Bahrain, either seek to obtain orders from, or do business with, or encourage directly or indirectly another person to obtain orders from or do business with, a person who has been a customer of a Group Company at any time during the 12 months before the date of this Agreement;
(iii)     in connection with a business competing with the
business of
a Group Company operated at the date of this Agreement engage, employ, solicit, or contact with a view to his engagement or employment by another person, a director, officer, senior employee or manager of a Group Company (excluding the Vendor Appointees)
or
a person who was a director, officer, senior employee or manager of a Group Company at any time during the 12 months before the date of this Agreement in either case where the director, officer, senior employee, manager or person either has Confidential Information or would be in a position to exploit a Group Company's trade connections;
(iv) in competition with a business of a Group Company at the date of this Agreement operate, or be engaged, concerned or interested in, or assist, a business which manufactures or supplies INTERVOID tape in the United States of America.
9.11.2 Each restriction in Clause 9.11.1 constitutes an entirely independent restriction on each Vendor.
9.11.3 Britton Group Limited shall ensure that each member of the Vendors' Group complies with Clause 9.11.
9.11.4 Nothing in this Clause 9.11 shall prohibit a Vendor or any member of the Vendors' Group (i) from carrying on any business which it currently carries on or from being engaged in any business which manufacturers, markets or sells flexible or folding cartons or (ii) from acquiring or being engaged in any company a minor part of whose business (which for these purposes shall mean that less than 20% of that company's turnover or profits are attributable to the competing business) competes directly or indirectly with a Group Company. Nor shall a Vendor nor any member of the Vendors' Group be prohibited from employing any person who has responded to an advertisement in general circulation which was not specifically targeted at the person in question.
     9.12 Severance
If any term or provision in this Agreement is be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.
     10   Guarantee
     10.1 Unconditional Guarantee
In consideration of the Purchaser entering into this Agreement, the Guarantor hereby unconditionally and irrevocably guarantees to the Purchaser the due and punctual performance by each of the Vendors of all its obligations contained in this Agreement and the
Tax Deed (the Guaranteed Obligations) and agrees to indemnify the Purchaser against all losses, liabilities, costs (including without limitation legal costs), charges, expenses, actions, proceedings, claims and demands which the Purchaser may suffer through or arising from any breach by a Vendor of the Guaranteed Obligations to the extent of any limit on the liability of the Vendors in this Agreement or the Tax Deed. The Guarantor's obligations under Clause 10 are primary obligations and not those of a mere surety. The liability of the Guarantor under this Clause shall not be released or diminished by any forbearance, neglect
or
delay in seeking performance of the Guaranteed Obligations or any granting of time for such performance or any amendment to or variation or release of the Guaranteed Obligations or any other event or circumstances whatsoever which would or might (but for this Clause) operate to diminish, impair or discharge the Guarantor's liability under this guarantee or provide a defence for a surety provided always that the Guarantor's liability under this Agreement shall never exceed the liability of the Vendors in relation to the Guaranteed Obligations.
     10.2 Vendors' Default
If and whenever a Vendor defaults for any reason whatsoever in the
performance of any of the Guaranteed Obligations the Guarantor shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement or the Tax Deed and so that the same benefits (but no greater benefits) shall be conferred on the Purchaser as it would have received if the Guaranteed Obligations had been duly performed and satisfied by the Vendor.
     10.3 Continuing Guarantee
This guarantee is to be a continuing guarantee and accordingly is to remain in force until all the Guaranteed Obligations shall have been performed or satisfied. This guarantee is in addition to and without prejudice to and not in substitution for any rights or security which the Purchaser may now or hereafter have or hold for the performance and observance of the Guaranteed Obligations.
     10.4 Legal limitations etc. of Vendors
As a separate and independent stipulation the Guarantor agrees that any of the Guaranteed Obligations (including, without limitation, any moneys payable) which may not be enforceable against or recoverable from a Vendor by reason of any legal limitation, disability or incapacity on or of the Vendor or any other fact or circumstance (other than any limitation imposed by this Agreement or the Tax Deed) shall nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor were the sole or principal obligor in respect thereof and shall be performed or paid by the Guarantor on demand.
     11   Excluded Property
     11.1 The Purchaser shall permit Britton Group Limited on behalf of Britton Group Plastics Limited to apply to the Landlord for consent to transfer the Excluded Lease to Britton Group Limited and to pursue such application until the Landlord's consent is obtained and the Purchaser shall use all reasonable endeavours at the cost of Britton Group Limited to assist Britton Group Limited in obtaining the Landlord's consent.
     11.2 From Completion Britton Group Limited and any of its subsidiary companies may go into or remain in occupation of the Excluded Property as licensee of the Purchaser subject to the following provisions:
11.2.1 Britton Group Limited shall pay or indemnify the Purchaser on demand against all rent outgoings and expenses relating thereto in respect of any period whether before or after Completion;
11.2.2 Britton Group Limited shall be entitled to any income thereof arising after Completion;
11.2.3 Britton Group Limited shall indemnify the Purchaser and Britton Group Plastics Limited against all costs losses liabilities actions proceedings claims, demands and liabilities of whatever nature arising from the possession or occupation of the Excluded Property by Britton Group Limited including (without prejudice to the generality of the foregoing) any action taken by the Landlord for breach by Britton Group Limited of any of the covenants and conditions in the Excluded Lease (whether before or after Completion) and in particular but without limitation will observe and perform all the covenants and conditions contained or referred to in the Excluded Lease and other deeds and agreements affecting or relating thereto.
     11.3 The Purchaser shall deliver to Britton Group Limited as soon as reasonably possible after receipt any notice or other document concerning or relating to the Excluded Property and shall serve such notices bring such proceedings make such claims and demands and take such action in its own name as Britton Group Limited may reasonably require and Britton Group Limited shall indemnify and keep the Purchaser indemnified against all costs claims proceedings and liabilities in respect thereof.
     11.4 As soon as the Landlord's consent is obtained to the transfer by Britton Group Plastics of its interest in the Excluded
Lease to Britton Group Limited the Purchaser will forthwith execute and deliver to Britton Group Limited the Transfer with the relevant documents of title and the Excluded Lease shall be transferred to Britton Group Limited in consideration of the payment by Britton Group Limited to the Purchaser of one pound within 10 Business Days of the date of the Landlord's consent.
     11.5 Without prejudice to the generality of the foregoing in the event that the Landlord shall successfully pursue any proceedings for forfeiture of the Excluded Lease on the grounds that Britton Group Limited or its subsidiary companies have been given possession or occupation of the Excluded Property as a result of the implementation of the provisions of this Agreement the parties will discuss and use all reasonable endeavours to agree a suitable course of action including, if appropriate, such action as may be necessary to try and obtain relief from forfeiture.
     11.6 The Purchaser shall remove all plant and machinery owned by it from the Excluded Property prior to the transfer of the Excluded Lease.
     11.7 In the event that any material documents of title to the Properties are missing, the Vendors will use their reasonable endeavours:
11.7.1 to assist the Purchaser in locating the original documents or procuring replacement Land Certificates, certified copy leases and certified copy conveyances as appropriate;
11.7.2 to assist the Purchaser in preparing statutory declarations as to the loss of those documents and it is hereby agreed that the Vendors shall be responsible for the payment of the reasonable and proper expenses of the Purchaser up to a maximum of 5,000 in aggregate in preparing those statutory declarations; and
11.7.3 to assist the Purchaser in replying to any requisitions raised by HM Land Registry as a result of the terms of this Agreement.
     12   Counterparts
This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument.
     13   Restrictive Trade Practices
Notwithstanding any other provision of this Agreement, no provision of this Agreement which is of such a nature as to make the Agreement liable to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after that on which particulars thereof have been duly furnished to the Director
General of Fair Trading pursuant to the said Act. For the
purposes
of this Clause 13, Agreement shall include any agreement forming part of the same arrangement.
     14   Governing Law and Submission to Jurisdiction
This Agreement and the documents to be entered into pursuant to it, save as expressly referred to therein, shall be governed by and construed in accordance with English law and all the parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and such documents.
In witness whereof this Agreement has been duly executed.

SIGNED by

for and on behalf of
BRITTON GROUP LIMITED
in the presence of:
}

Witness's signature
Name
Address


Occupation


SIGNED by

for and on behalf of
NMC GROUP LIMITED
in the presence of:
}

Witness's signature
Name
Address


Occupation


SIGNED by
on behalf of BEALAW (461) LIMITED
in the presence of:
}

Witness's signature
Name
Address


Occupation

SIGNED by
on behalf of ACX TECHNOLOGIES, INC.
in the presence of:
}

Witness's signature
Name
Address


Occupation
Schedule 1
Part 1A
Particulars of Shares Sold

(1)
Names of the Companies
(2)
Shares Sold
(3)
Vendor
(a) Britton Group Plastics Limited
10,309,312 Ordinary Shares of 50 pence each
Britton Group Limited
(b) Britton Security Packaging Limited
3,090 Ordinary Shares of
1 each
NMC Group Limited
(c) Britton Precision Limited
4,500 Ordinary Shares of 1 each
NMC Group Limited
(d) Britton Gelplas Limited
880,000 Ordinary Shares of 1 each
Britton Group Limited
Schedule 1
Part 1B
Apportionment of cash payable at Completion

The Estimated Net Intergroup Debt, Estimated Net Cash and Debt
and
Completion Consideration are to be allocated as follows:
Recipient
Estimated Net Intergroup Debt
Estimated Net Cash and Debt
Completion Consideration
Total
     1
Britton Group Limited in respect of the Shares in
(a) Britton Group Plastics Limited
25,017,000
6,703,000
10,142,000
41,862,000
(b) Britton Gelplas Limited
1,980,000
2,121,000
9,079,000
13,180,000
     2
NMC Group Limited in respect of the Shares in
(a) Britton Precision Limited
140,000
1,318,000
4,115,000
5,573,000
(b) Britton Security Packaging Limited
6,467,000
3,699,000
9,154,000
19,320,000
33,604,000
13,841,000
32,490,000
79,935,000
Following the agreement or determination of the Completion Accounts and the making of any adjusting payments pursuant to Clause 8.3, appropriate adjustments shall be made to the table set out above so that:-
(a) the Estimated Net Intergroup Debt for each Company (and its Subsidiaries) is replaced by the Actual Net Intergroup Debt;
(b) the Estimated Net Cash and Debt for each Company (and its Subsidiaries) is replaced by the Actual Net Cash and Debt;
(c) the amount shown next to each Company in the Total column reflects any differences between the Estimated Net Cash and Debt and the Actual Net Cash and Debt attributable to such Company (and its Subsidiaries) and/or any excess or deficiency in the level of stock, trade debtors and trade creditors of the relevant Company (and its Subsidiaries) compared with the level shown in the agreed form balance sheet; and
(d) the cash Consideration payable in respect of the Shares of each Company reflects any adjustments made in respect of (a), (b) or (c) above.
The Vendors and the Purchaser agree that, in the event that any such adjustments are made, the total cash received by the relevant
Vendor, whether on or after Completion, shall be deemed to have been applied as shown in the table set out above as adjusted in the manner described above.
Part 2
Particulars of Directors of the Companies
Britton Precision Limited
Full Names
Usual Address
Paul Howard Bruton
126 Berkeley Avenue, Chesham, Bucks HP5 2RT
John McCarthy
10 Farnham Close, Boringdon, Herts, HP3 0QT
Colin Alfred Smith
39 Aberdeen Park, Highbury, London N5 2AR
Jeffrey Coors
16000 Table Mountain Parkway, Golden, Jefferson, Colorado 80403,
USA
Jedidiah James Burnham
3785 South Valley Drive, Evergreen, Colorado 80439, USA
Jill Bartlett Woodman Sisson
5808 Crestbrook Circle, Morrison, Jefferson, Colorado, 80465 USA
Beth Anne Parish
10726 W. Evans, Lakewood, Colorado 80227, USA
Steven Selinske
23834 Village Blacksmith, San Antonio, Texas 78255, USA
Gail Ann Constancio
2795 Berry Circle, Golden, Colorado, 80401, USA

Britton Security Packaging Limited
Full Names
Usual Address
Colin Alfred Smith
39 Aberdeen Park, Highbury, London N5 2AR
Jedidiah James Burnham
3785 South Valley Drive, Evergreen, Colorado 80439, USA
Gail Ann Constancio
2795 Berry Circle, Golden, Colorado, 80401, USA
Steven Selinske
23834 Village Blacksmith, San Antonio, Texas 78255, USA
Jill Bartlett Woodman Sisson
5808 Crestbrook Circle, Morrison, Colorado, 80465, USA
Beth Anne Parish
10726 W.Evans, Lakewood, Colorado, 80227, USA

Britton Group Plastics Limited
Full Names
Usual Address
Gail Ann Constancio
2795 Berry Circle, Golden, Colorado 80401, USA
Jedidiah James Burnham
3785 South Valley Drive, Evergreen, Colorado 80439, USA
Colin Alfred Smith
39 Aberdeen Park, Highbury, London N5 2AR
Steven Selinske
23834 Village Blacksmith, San Antonio, Texas 78255, USA
Jill Bartlett Woodman Sisson
5808 Crestbrook Circle, Morrison, Colorado, 80465, USA
Beth Anne Parish
10726 W.Evans, Lakewood, Colorado, 80227, USA

Britton Gelplas Limited
Full Names
Usual Address
William Anthony Surbey
30 Grange Street, Clifton, Shefford, Bedfordshire SG17 5EW
John Barry McGill
122 Halsey Drive, Hitchin, Hertfordshire SG4 9PZ
David Robert Peters
32 Beachampstead Road, Great Staughton, St Neots, Huntingdon,
Cambridgeshire PE19 4DX
Colin Alfred Smith
39 Aberdeen Park, Highbury, London N5 2AR
Gail Ann Constancio
2795 Berry Circle, Golden, Colorado, 80401, USA
Jedidiah James Burnham
3785 South Valley Drive, Evergreen, Colorado, 80439, USA
Jill Bartlett Woodman Sisson
5808 Crestbrook Circle, Morrison, Colorado, 80465, USA
Beth Anne Parish
10726 W.Evans, Lakewood, Colorado, 80227, USA
Jeffrey Coors
16000 Table Mountain Parkway, Golden, Jefferson, Colorado, 80403,
USA
Steven Selinske
23834 Village Blacksmith, San Antonio, Texas 78255, USA

Part 3
Particulars of the Companies

Britton Precision Limited
Registered Number:
1614754
Registered Office:
1 Castle Lane, London SW1E 6DN
Date and place of incorporation:
17 February 1982, Cardiff
Secretary:
Hackwood Secretaries Limited
VAT Number:
651 5631 45
Tax District and Reference Number:
Louth 431/23585
Accounting Reference Date:
31 December
Auditors:
Deloitte & Touche
Authorised Share Capital:
7,000 divided into 7,000 Ordinary Shares of 1 each
Issued and fully paid-up Share Capital:
4,500

Britton Security Packaging Limited
Registered Number:
339276
Registered Office:
1 Castle Lane, London SW1E 6DN
Date and place of incorporation:
13 April 1938, London
Secretary:
Hackwood Secretaries Limited
VAT Number:
651 5630 47
Tax District and Reference Number:
Louth 431/21095
Accounting Reference Date:
31 December
Auditors:
Deloitte & Touche
Authorised Share Capital:
3,090 divided into 3,090 shares of 1 each Issued and fully paid-up Share Capital:
All Ordinary Shares of 1 each

Britton Group Plastics Limited
Registered Number:
2659844
Registered Office:
1 Castle Lane, London SW1E 6DN
Date and place of incorporation:
4 November 1991, Cardiff
Secretary:
Hackwood Secretaries Limited
VAT Number:
627 1731 46
Tax District and Reference Number:
Wrexham 2 914/B 4262
Accounting Reference Date:
31 December
Auditors:
Deloitte & Touche
Authorised Share Capital:
5,154,656 divided into 10,309,312 Ordinary Shares of 50p each
Issued and fully paid-up Share Capital:
All 10,309,312 Ordinary Shares of 50p each


Britton Gelplas Limited
Registered Number:
2222534
Registered Office:
1 Castle Lane, London SW1E 6DN
Date and place of incorporation:
18 February 1988, Cardiff
Secretary:
Hackwood Secretaries Limited
VAT Number:
491 1579 29
Tax District and Reference Number:
Hitchin 328/G 315
Accounting Reference Date:
31 December
Auditors:
Deloitte & Touche
Authorised Share Capital:
880,000 divided into 880,000 Ordinary Shares of 1 each
Issued and fully paid-up Share Capital:
All the 880,000 Ordinary Shares of 1 each
Part 4
Particulars of the Subsidiaries
Subsidiaries of Britton Security Packaging Limited
(1) Britton Decoflex Limited

Registered Number:
323279
Registered Office:
1 Castle Lane, London SW1E 6DN
Date and place of incorporation:
20 January 1937, London
Directors:
C Smith, D Underwood, J Burnham, J Sisson, GConstancio, S
Selinske, B Parish
Secretary:
Hackwood Secretaries Limited
VAT Number:
226 568545
Tax District and Reference Number:
Stockton-on-Sea
P685/D 586
Accounting Reference Date:
31 December
Auditors:
Deloitte & Touche
Authorised Share Capital:
60,500 divided into
60,500 Ordinary Shares of 1 each
Issued and fully paid-up Share Capital:
60,100 Ordinary Shares of 1 each

Shareholders
Beneficial Owners
No. of Shares
Britton Security Packaging Limited
Britton Security Packaging Limited
60,100
(2) Britton Polyian Limited
Registered Number:
654622
Registered Office:
1 Castle Lane, London SW1E 6DN
Date and place of incorporation:
30 March 1960, London
Directors:
D Fisher, C Smith J Burnham, J Sisson, GConstancio, S Selinske, B
Parish
Secretary:
Hackwood Secretaries Limited
VAT Number:
250 419680
Tax District and Reference Number:
Southend 1 P 2620
Accounting Reference Date:
31 December
Auditors:
Deloitte & Touche
Authorised Share Capital:
1,428 divided into
1,428 Ordinary Shares of 1 each
Issued and fully paid-up Share Capital:
All 1,428 Ordinary Shares of 1 each


Shareholders
Beneficial Owners
No. of Shares
Britton Security Packaging Limited
Britton Security Packaging Limited
758
Hubcharm Limited
Hubcharm Limited
670

(3) Hubcharm Limited

Registered Number:
2229420
Registered Office:
1 Castle Lane, London SW1E 6DN
Date and place of incorporation:
11 March 1988, Cardiff
Status:
Has not traded since formation
Directors:
J Burnham, G Constancio, S Selinske, J Sisson, B Parish
Secretary:
Hackwood Secretaries Limited
VAT Number:
N/A
Tax District and Reference Number:
N/A
Accounting Reference Date:
31 December
Auditors:
Deloitte & Touche
Authorised Share Capital:
100 divided into
100 Ordinary Shares of 1 each
Issued and fully paid-up Share Capital:
All 100 Ordinary Shares of 1 each

Shareholders
Beneficial Owners
No. of Shares
Britton Security Packaging Limited
Britton Security Packaging Limited
100

Subsidiaries of Britton Group Plastics Limited
(1) Britton Polymon Limited

Registered Number:
2819109
Registered Office:
1 Castle Lane, London SW1E 6DN
Date and place of incorporation:
18 May 1993, Cardiff
Status:
Has not traded since 1 January 1998
Directors:
J Burnham, G Constancio, S Selinske, C Smith, B Parish, J Sisson
Secretary:
Hackwood Secretaries Limited
VAT Number:
627 1731 46
Tax District and Reference Number:
Northwich, Cheshire
526/T264
Accounting Reference Date:
31 December
Auditors:
Deloitte & Touche
Authorised Share Capital:
10,000 divided into
10,000 Ordinary Shares of 1 each
Issued and fully paid-up Share Capital:
All 10,000 Ordinary Shares of 1 each

Shareholders
Beneficial Owners
No. of Shares
Britton Group Plastics Limited
Britton Group Plastics Limited
10,000

(2) Britton Packbourne Limited

Registered Number:
1681204
Registered Office:
1 Castle Lane, London SW1E 6DN
Date and place of incorporation:
24 November 1982, Cardiff
Directors:
W Morran, C Smith, J Burnham, G Constancio, JSisson, B Parish, S
Selinske
Secretary:
Hackwood Secretaries Limited
VAT Number:
403 8944 48
Tax District and Reference Number:
Cardiff 3 022/85400
Accounting Reference Date:
31 December
Auditors:
Deloitte & Touche
Authorised Share Capital:
US$750 divided into 75,000 ordinary shares of US$0.01 each and 75,000 divided into 75,000 deferred shares of 1 each Issued and fully paid-up Share Capital:
75,000 ordinary shares of US$0.01 each and 75,000 deferred shares of 1 each

Shareholders
Beneficial Owners
No. of Shares
Britton Group Plastics Limited
Britton Group Plastics Limited
75,000
ordinary shares
Sambrook (Britton) Limited
Sambrook (Britton) Limited
75,000
deferred shares


(3) Britton Taco Limited

Registered Number:
2233869.
Registered Office:
1 Castle Lane, London SW1E 6DN
Date and place of incorporation:
22 March 1988, Cardiff
Directors:
J Burnham, G Constancio, S Selinske, C Smith, J Sisson, B Parish
Secretary:
Hackwood Secretaries Limited
VAT Number:
627 1731 46
Tax District and Reference Number:
Northwich, Cheshire
526/T264
Accounting Reference Date:
31 December
Auditors:
Deloitte & Touche
Authorised Share Capital:
1,000 divided into 1,000 Ordinary Shares of 1 each
Issued and fully paid-up Share Capital:
200 Ordinary Shares of 1 each

Shareholders
Beneficial Owners
No. of Shares
Britton Group Plastics
Limited
Britton Group Plastics Limited
199
Sambrook (Britton)
Limited
Sambrook (Britton) Limited
1
200

(4) Taco Plastics Limited

Registered Number:
1143506
Registered Office:
1 Castle Lane, London SW1E 6DN
Date and place of incorporation:
5 November 1973, London
Director:
Britton Taco Limited, S Selinske, B Parish, J Sisson
Status:
Has not traded since 1 January 1996
Secretary:
Hackwood Secretaries Limited
VAT Number:
N/A
Tax District and Reference Number:
N/A
Accounting Reference Date:
31 December
Auditors:
Deloitte & Touche
Authorised Share Capital:
300 divided into 300 Ordinary Shares of 1 each
Issued and fully paid-up Share Capital:
All 300 Ordinary Shares of 1 each

Shareholders
Beneficial Owners
No. of Shares
Britton Taco Limited
Britton Taco Limited
299
Sambrook (Britton) Limited
Sambrook (Britton) Limited
1
300
(5) Tacolin Limited

Registered Number:
1247025
Registered Office:
1 Castle Lane, London SW1E 6DN
Date and place of incorporation:
3 March 1976, London
Director:
Britton Taco Limited, S Selinske, B Parish, J Sisson
Status:
Has not traded since 1 January 1996
Secretary:
Hackwood Secretaries Limited
VAT Number:
N/A
Tax District and Reference Number:
N/A
Accounting Reference Date:
31 December
Auditors:
Deloitte & Touche
Authorised Share Capital:
100 divided into 100 Ordinary Shares of 1 each
Issued and fully paid-up Share Capital:
All 100 Ordinary Shares of 1 each

Shareholders
Beneficial Owners
No. of Shares
Britton Taco Limited
Britton Taco Limited
99
Sambrook (Britton) Limited
Sambrook (Britton) Limited
1
100


Schedule 2
Warranties given by the Vendors under Clause 7
     1    Authority and Capacity of the Vendors
     1.1 The Vendors and the Group Companies are limited companies duly incorporated and validly existing under the laws of
England and Wales.
     1.2 The Vendors have the legal right and full power and authority to enter into and perform this Agreement, the Tax Deed, the Disclosure Letter and the documents referred to in Clause
6.5.2 which when executed will constitute valid and binding obligations on the Vendors.
     1.3 The execution and delivery of, and the performance by the Vendors of their obligations under, this Agreement, the Tax Deed, the Disclosure Letter and the documents referred to in Clause 6.5.2 will not:
1.3.1     result in any breach of any provision of the memorandum
or
articles of association of the Vendors or any Group Company; or
1.3.2     so far as the Vendors are aware result in a breach of
or
give rise to an event of default under or require the consent of
a
person under or give any third party a right to terminate or modify, or result in the creation of any Encumbrance under any agreement, licence or other instrument or result in a breach of any order, judgment or decree of any Court, governmental agency or regulatory body to which the Vendors or any of the Group
Companies
are a party or by which the Vendors or any of their respective assets or Group Companies are bound and which would be material to the Group.
     1.4 The Vendors are entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Shares set out against their names in Part 1A of Schedule 1 on the terms of this Agreement without the consent of any third party. The Shares comprise the whole of the allotted and issued share capital of the Companies, have been properly and validly allotted and issued and are each fully paid.
     1.5 No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, sale, redemption or transfer of any share or loan capital or any other security giving rise to a right over the capital of any Group Company under any option or other agreement (including conversion rights and rights of pre-emption) and there are no Encumbrances on the shares or unissued shares in the capital of any Group Company or any agreements, arrangements or obligations to create any Encumbrances nor, as far as the Vendors are aware, has anyone claimed to be entitled to such a right or Encumbrance.
     2    Accuracy and Adequacy of Information Disclosed to the
Purchaser
The information set out in Schedule 1 is true and accurate in all material respects. Without prejudice to warranty 8.3, so far as the Vendors are aware all other information contained in this Agreement and Annex B of the Disclosure Letter is true, complete and accurate in all material respects.
     3    Changes since the Balance Sheet Date
So far as the Vendors are aware since the Balance Sheet Date:
     3.1 there has been no material adverse change in the financial or trading position of the Group taken as a whole;
     3.2 the Group's business has been carried on in the ordinary course, without any material interruption or alteration in its nature, scope or manner, and so as to maintain the same as a going concern;
     3.3 no Group Company has entered into any transaction or assumed or incurred any liabilities (including contingent liabilities) which in either case is material to that Group Company or made or incurred or agreed to make or incur any payment material to that Group Company which is not provided for in the Audited Accounts in each case otherwise than in the ordinary course of carrying on its business.
     3.4 No Group Company has declared, paid or made a dividend or distribution (including, without limitation, a distribution within the meaning of the Taxes Act) except as provided in the Audited Accounts.
     3.5  No resolution of the shareholders of a Group Company
has been passed.
     4    Legal Matters
     4.1  Compliance with Laws
As far as the Vendors are aware, each Group Company has conducted its business in all material respects in accordance with all applicable legal and administrative requirements.
     4.2  Litigation
So far as the Vendors are aware:
4.2.1     no material claim for damages or otherwise has been
made
against any Group Company and is outstanding;
4.2.2     no Group Company and no person for whose acts or
defaults
any Group Company may be vicariously liable is involved whether as
plaintiff or defendant or other party in any material claim, legal
action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration (other than as plaintiff in the collection of debts arising in the ordinary course of its business);
4.2.3     there are no investigations, disciplinary proceedings
or
other facts or circumstances likely to lead to any such claim or legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration involving a Group Company or a person for whose acts or defaults any Group Company may be vicariously liable; and
4.2.4     there is no outstanding judgment order, decree,
arbitral
award or decision of a court, tribunal, arbitrator or government agency in any jurisdiction against a Group Company or a person for whose acts or defaults a Group Company may be vicariously liable.
     4.3  Insolvency etc.
4.3.1 no order has been made, petition presented, resolution passed or meeting convened for the winding up (or other process whereby the business is terminated and the assets of the company concerned are distributed amongst the creditors and/or shareholders or other contributories) of any Group Company;
4.3.2     no petition has been presented or other proceedings
have
been commenced for an administration order to be made (or any other order to be made by which during the period it is in force, the affairs, business and assets of the company concerned are managed by a person appointed for the purpose by a Court, governmental agency or similar body) in relation to any Group Company, nor has any such order been made; and
4.3.3 no receiver (including an administrative receiver), liquidator, trustee, administrator, custodian or similar official has been appointed in any jurisdiction in respect of the whole or any part of the business or assets of any Group Company and no step has been taken for or with a view to the appointment of such a person.
So far as the Vendors are aware no Group Company is insolvent or unable to pay its debts within the meaning of s.123 of the Insolvency Act 1986 and no Group Company has stopped paying its debts as they fall due.
     5    Trading and Contractual Arrangements
     5.1  Capital Commitments
So far as the Vendors are aware since the Balance Sheet Date no Group Company has entered into or proposed any material capital commitments. For these purposes, a material capital commitment is one involving capital expenditure of over 50,000.
     5.2  Contracts
So far as the Vendors are aware, no Group Company has entered into
any unusual, long-term or onerous commitments, contracts or arrangements which are still current including (without limitation) commitments, contracts or arrangements not wholly on an arm's length basis or in the ordinary course of business or which restrict a Group Company's freedom to carry out the whole or a material part of its business or use or exploit its assets as it
decides.
     5.3  Guarantees etc.
5.3.1     So far as the Vendors are aware no Group Company has
entered
into or agreed to enter into any guarantee or indemnity, suretyship to secure an obligation of another person (other than a
Group Company) and which is still outstanding.
5.3.2     So far as the Vendors are aware there is not
outstanding any
guarantee, indemnity or suretyship given by any person to secure any obligation of any Group Company.
     6    Employees
So far as the Vendors are aware there are no employees employed by
the Group Companies other than those whose details are set out in the Disclosure Letter.
     7    Taxation Matters
At the date of Completion there are in place no arrangements whereby any Group Company is or could become liable to pay for, or to repay any amount paid to the Group Company for, any surrender of Group Relief, surrender of Advance Corporation Tax or surrender of a tax refund made pursuant to an arrangement entered into on
or
before Completion save as provided under Clauses 5.1 and 5.2 of the Tax Deed.
     8    Assets (other than the Properties)
     8.1  Ownership of the Group Companies
8.1.1     Save for the Subsidiary Shares, the Companies, or
(where
specified) a Group Company, are the sole legal beneficial owners of all the issued or allotted shares of the Subsidiaries listed in
Part 4 of Schedule 1 free from all Encumbrances and all such shares are fully paid or credited as fully paid.
8.1.2     Britton Group Limited is entitled to procure the sale
and
transfer of full legal and beneficial title in the Subsidiary Shares free from all Encumbrances.
     8.2  Subsidiaries, Associates and Branches
So far as the Vendors are aware no Group Company:
8.2.1 is the holder or beneficial owner of, or has agreed to acquire, any share or loan capital of any other company (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries set out in Part 4 of Schedule 1;
8.2.2 has any branch, division, establishment or operations outside the jurisdiction in which it is incorporated; or
8.2.3 is a member of (or liable under) a joint venture, consortium, partnership or other unincorporated association other than a trade association.
     8.3  Insurance
Annex B to the Disclosure Letter contains a true and accurate summary of the insurance cover of the Group Companies and each of the policies referred to in or attached to Annex B is valid and enforceable. Other than as disclosed, no material claim which has been notified to the Vendors' insurance brokers is outstanding in respect of any such insurances and so far as the Vendors are aware no fact or circumstance exists which may give rise to a material claim under such insurances.
     9    Property
     9.1  The Properties
9.1.1     The Properties shown in Parts 1 and 2 of Schedule 3
comprise
all of the premises and land owned, occupied or used in
connection
with the businesses of the Group Companies of which the Vendors are aware.
9.1.2     The information contained in Schedule 3 is true,
complete
and accurate in all material respects.
     9.2  Title
In relation to each Property:
9.2.1 A Group Company is the legal owner of and beneficially entitled to the whole of the proceeds of sale of the whole of the Property.
9.2.2     If the title to the Property (or part thereof) is
registered
then the Group Company is registered with Absolute or Good Leasehold Title and if not registered in whole or in part then the title of the Group Company to any freehold Property (or part thereof) commences with a good root of title at least 15 years old.
9.2.3     There are available to the Property such services
(including
without limitation electricity, water supplies, sewage and telecommunication lines) facilities, easements and rights as are necessary to enable the Property to be used for the purpose for which the Property is currently used (the Relevant Use) and on terms which do not entitle any person (other than the relevant statutory authority) to materially restrict or terminate them.
9.2.4     There are free and uninterrupted rights of access to
and
egress from the Property which are sufficient for the Relevant
Use
and which cannot be terminated (other than by the local or
highway
authority) without providing a reasonably suitable alternative.
9.2.5     There are no covenants, restrictions, burdens,
stipulations,
outgoings or third party rights which prevent or may prevent the Property from being used for the Relevant Use and so far as the Vendor is aware the Property is not subject to any unusual outgoings.
9.2.6     There are no material outstanding actions, disputes,
claims
or demands between the Group Company and any third party
affecting
the Property.
9.2.7 As far as the Vendors are aware there is no person in possession or occupation of the Property without the authority of the relevant Group Company.
     9.3  Town and Country Planning
In relation to each Property
9.3.1 The Vendors are not aware of any subsisting breach of planning, fire or building regulations consents arising out of the use and occupation of the Property in respect of which any enforcement action would have a material adverse effect on the use of the Property for the Relevant Use.
9.3.2 Any permissions necessary under any applicable town and country planning legislation for the use of the Property for the Relevant Use which has been implemented is not temporary or personal.
9.3.3     There is no outstanding statutory notice relating to
the
Property or any business currently carried on at the Property which would have a material adverse effect on the Relevant Use.
9.3.4 There is no resolution or proposal for compulsory acquisition of the whole or a material part of the Property of which the Group Company has been notified by any applicable governmental, local or other authority or body.
     9.4  Leasehold Property
In relation to each Property (or part thereof) which is held by the Group Company under a lease (the Lease):
9.4.1     Any consent necessary for the grant of the Lease was
duly
obtained or there are no circumstances in which a landlord has a right to forfeit the Lease for absence of any such consent.
9.4.2     There is no material subsisting breach which has not
been
waived, nor any material non-observance of any covenant,
condition
or agreement contained in the Lease on the part of the Group Company which would entitle any person including a landlord or licensor to forfeit or enter on or take possession of the Property.
9.4.3     There are no restrictions in the Lease which prevent
the
Property being used for the Relevant Use.
9.4.4 There are no provisions in the Lease which enable the Landlord to determine the Lease prior to its contractual expiry date (other than by way of forfeiture).
     9.5  Property subject to Occupational Documents
None of the Properties are subject to a lease or tenancy or licence in favour of any third party.
     10   Intellectual Property
     10.1 Intellectual Property Rights
10.1.1    As at the date hereof the Intellectual Property listed
in Schedule 5 is:
(a) valid and enforceable and so far as the Vendors are aware nothing has been done or omitted to be done by the Vendor by which it may cease to be valid and enforceable;
(b) legally and beneficially owned by, a Group Company alone, free from any licence, Encumbrance, restriction on use or disclosure obligation; and
(c) is not the subject of a claim or opposition from a person (including, without limitation, an employee of a Group Company) as to title, validity, enforceability or entitlement.
10.1.2 The information contained in Schedule 5 is true, complete and accurate in all material respects.
10.1.3 So far as the Vendors are aware there has been no infringement by any third party of any Intellectual Property owned or exclusively used at the date of this Agreement by the Group
Companies.
10.1.4 So far as the Vendors are aware no party to an agreement relating to the use by a Group Company of Intellectual Property owned by another person is, or has at any time been, in breach of the agreement.
10.1.5 So far as the Vendors are aware as at the date hereof the Group Companies own or have the right to use all Intellectual Property or Know-how necessary for each Group Company to operate its business as it is being operated at the date of this Agreement.
10.1.6 The Disclosure Letter contains complete copies, or all material details, of the terms of any, subsisting licensing agreements or arrangements (other than non-bespoke software licences) under which any of the Group Companies has use of Intellectual Property. So far as the Vendor is aware no Group Company has done or omitted to do anything which might constitute a material breach of, or permit termination of any such licence agreements or arrangements.
10.1.7 So far as the Vendors are aware the activities, processes, methods, products or services used, manufactured or dealt in or supplied at the date of this Agreement by a Group Company do not at the date of this Agreement, nor did they at the time used, manufactured, dealt in or supplied, infringe the Intellectual Property (including, without limitation, moral rights) of another person.
10.1.8 So far as the Vendor is aware no Group Company has granted to any other person any licence or other right in relation to the Intellectual Property Rights owned or used by such Group
Company.
     10.2 Computer Records
So far as the Vendor is aware none of the records, systems, data or information of a Group Company is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, without limitation, an electronic, mechanical or photographic process computerised or not) which are not under the ownership and control of the Group
Company.
     10.3 Data Protection
So far as the Vendor is aware, since the Acquisition Date, each Group Company has maintained in force any registration under the Data Protection Act 1984 necessary or appropriate in relation to its business including, without limitation, each registration relating to the obtaining, holding, processing, transfer and disclosure of personal data effected by the Group Company (including, without limitation, to the Purchaser).
     10.4 Know How
So far as the Vendor is aware no Group Company has at any time (save properly in the ordinary course of its business or on suitable written terms as to confidentiality) disclosed or agreed to disclose, to any person other than the Purchaser, any Know-how.
So far as the Vendor is aware, no third party is in breach of any such terms.
     11   Pensions and other benefits
     11.1 Definitions
For the purposes of paragraphs 11.2 to 11.6:
Approved means approved by the Inland Revenue for the purposes of Chapter 1 of Part XIV of the Taxes Act and a reference to Approval is to be construed accordingly;
Death in Service Scheme means each of the death in service
schemes
listed in Part 2 of Schedule 4;
Defined Benefit Scheme means a scheme under which the amount of some or all of the benefits payable to or in respect of a member of the scheme is calculated in accordance with a formula which takes account of the service of the member to retirement, death or withdrawal and the remuneration of the member averaged over his service at or close to his retirement, death or withdrawal; Defined Contribution Scheme means a scheme under which the amount of the benefits, or the amount of the benefits other than some or all of the benefits payable on death before becoming a pensioner, payable to or in respect of a member of the scheme is calculated by reference to the contributions made to the scheme by and in respect of the member;
Disclosed Personal Pension Scheme means each of the Personal Pension Schemes listed in Part 5 of Schedule 4.
Disclosed Scheme means each of the Group Scheme, the Occupational Pension Schemes, the PHI Schemes, the Death in Service Schemes and
the Medical Schemes.
Employee means a director or employee or former director or employee of a Group Company;
Group Scheme means the Britton Group plc Pension Scheme administered by Clerical Medical;
Medical Scheme means each of the medical insurance schemes listed in Part 4 of Schedule 4;
Norwich Union Scheme means the Packbourne Limited Pension Scheme established by a deed dated 2 May 1988;
Occupational Pension Schemes means each of the schemes listed in
Part 1 of Schedule 4;
Personal Pension Scheme means a personal pension scheme approved or provisionally approved for the purposes of Chapter IV of Part XIV of the Taxes Act;
PHI Scheme means each of the permanent health insurance schemes listed in Part 3 of Schedule 4.
     11.2 Schemes - general
11.2.1 Other than the Disclosed Scheme and any Personal Pension Scheme there is not in operation as at the date of this Agreement, and there has not been in operation at any time prior to the date of this Agreement, and no proposal has been announced to enter into or establish, any agreement, arrangement, custom or practice (whether legally enforceable or not and Approved or not) for the payment of, or payment of a contribution towards, a pension, allowance, lump sum or other similar benefit on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement (whether during service or after retirement), for the benefit of an Employee or an
Employee's dependants in respect of which any Group Company has
or
may have a liability.
11.2.2 So far as the Vendors are aware the Disclosed Personal Pension Scheme and the Group Scheme are the only Personal Pension Schemes to which any Group Company has or may have a liability to contribute.
     11.3 Schemes - disclosed
11.3.1 Details of each Disclosed Scheme have been given to the Purchaser sufficient to establish each Group Company's liability to contribute to each Disclosed Scheme and each member's entitlement to benefits to or in respect of him under the Disclosed Scheme.
11.3.2 Details of the contributions payable by each Group Company to the Disclosed Personal Pension Schemes have been given to the Purchaser.
11.3.3 Each benefit (or lump sum benefits only in respect of the Norwich Union Scheme) (except a refund of contributions) payable under each Disclosed Scheme on the death of a member of the Disclosed Scheme or during periods of sickness or disability of the member is at the date of this Agreement fully insured under a policy effected with an insurance company. Each member has been covered for that insurance by that insurance company at its usual rates and on its usual terms for persons in good health and all insurance premiums payable have been paid.
11.3.4 As far the Vendor is aware there has been no breach of the trusts of a Disclosed Scheme. There is no civil, criminal, arbitration, administrative or other proceeding or dispute concerning a Disclosed Scheme by or against the trustees or administrator of a Disclosed Scheme, the Vendor, a Group Company or another employer participating in the Disclosed Scheme, and as far as the Vendor is aware none is pending or threatened. There has been no correspondence with the Occupational Pensions Regulatory Authority (OPRA) on any matter which may give rise to section 3 or section 10 of the Pensions Act 1995 applying to the trustees or administrator of the Disclosed Scheme or an employer participating in it. The Vendor is not aware of a matter which might give rise to a proceeding or dispute of that type or an investigation by OPRA.
11.3.5 The Norwich Union Scheme and the Death in Service Schemes are the only Defined Benefit Schemes operated by a Group Company or to which a Group Company has or may have any liability to contribute. The Norwich Union Scheme is in the process of being wound up and no Group Company has or will have any liability to make any payments whatsoever to or in respect of the scheme.
11.3.6 Each of the Occupational Schemes (save for the Norwich Union Scheme) and the Group Scheme is a Defined Contribution Scheme and no assurance, promise or guarantee (oral or written) has been made or given to a member of such scheme of any particular level or amount of benefits (other than insured lump sum death in service benefits referred to in paragraph 11.3.3) to be provided for or in respect of him under such scheme on retirement, death or leaving employment.
11.3.7    There is no amount which is or may be treated by
section 144 of the Pension Schemes Act 1993 or section 75 of the Pensions Act 1995 as a debt due from a Group Company to the trustees of any scheme in which a Group Company has participated at any time prior to Completion.
11.3.8 The Moore UK Pension Plan in which Britton Decoflex Limited used to participate had not commenced winding-up and had not ceased to admit new members before, at, or immediately after the date on which Britton Decoflex Limited ceased to participate in that scheme.
     11.4 Funding of Disclosed Schemes - contributions
11.4.1 No amount due in respect of a Disclosed Scheme by a Group Company is unpaid. All contributions due from members of a Disclosed Scheme have been paid to the trustees or managers of the
Disclosed Schemes within the prescribed period.
     11.5 Disclosed Schemes - compliance
11.5.1 Each Occupational Scheme and Death in Service Scheme is Approved and the Vendor is not aware of a matter which might give the Inland Revenue reason to withdraw Approval. Each Group Company which participates in an Occupational Pension Scheme or a Death in
Service Scheme has had its participation approved by the Inland
Revenue.
11.5.2 Each Disclosed Scheme has been designed to comply with, and as far as the Vendor is aware, has been administered in accordance with, all applicable legal and administrative requirements and the trusts, powers and provisions of the Disclosed Scheme. Each Group Company has complied with Article 119 of the Treaty of Rome and the Pensions Act 1995 as each applies to
the eligibility of an Employee to join, contributions made to and the provision of a benefit referred to in paragraph 11.2.1 under each Disclosed Scheme.
     11.6 Disclosed Personal Pension Schemes
11.6.1 The Group Scheme is a collection of arrangements made under the provisions of a Personal Pension Scheme. No Group Company or the trustees or managers of the Group Scheme have carried on or purported to carry on any investment business or have issued any investment advertisement for the purposes of Financial Services Act 1986 in connection with the Group Scheme.
11.6.2 As far as the Vendors are aware, no assurance, promise or guarantee (oral or written) has been made or given by or on behalf of the Vendors or a Group Company to a member of a Personal
Pension Scheme of a particular level or amount of benefits to be provided for or in respect of him under the Personal Pension Scheme on retirement, death or leaving employment.
     12   Accounts
     12.1 The Audited Accounts give a true and fair view of the state of affairs of each Group Company as at the Balance Sheet Date and of the profits and losses of each Group Company for the financial year ended on the Balance Sheet Date.
     12.2 The Audited Accounts have been properly prepared in accordance with the Companies Act 1985 and properly audited.
     12.3 So far as the Vendors are aware the Management Accounts have been prepared on a basis consistent in all material respects with those prepared for the corresponding periods in the financial year ended on the Balance Sheet Date.
     13   Assets
     13.1 So far as the Vendors are aware each material asset included in the Audited Accounts or acquired by a Group Company since the Balance Sheet Date (other than stock disposed of in the usual course of business) and each material asset used by each Group Company is:
13.1.1 legally and beneficially owned by the Group Company free from any Encumbrance; and
13.1.2 where capable of possession, in the possession or under the control of the Group Company.
     14   Liabilities
     14.1 Except as disclosed in the Audited Accounts or in the Disclosure Letter, as far as the Vendors are aware no Group Company has outstanding or agreed to create or incur loan capital, borrowing or indebtedness in the nature of borrowing.
     14.2 As far as the Vendors are aware, no event has occurred or been alleged which:
14.2.1 constitutes an event of default by a Group Company, or otherwise gives rise to an obligation to repay, under an agreement relating to borrowing or indebtedness in the nature of borrowing (or will do so with the giving of notice or lapse of time or both) by a Group Company; or
14.2.2 will lead to an Encumbrance constituted or created in connection with borrowing or indebtedness in the nature of borrowing, a guarantee, an indemnity or other obligation of a Group Company becoming enforceable (or will do so with the giving of notice or lapse of time or both).
Schedule 3
 Particulars of the Properties
Part 1
Leasehold Properties
Leasehold
Name of Group Company
to which the Property is leased
Description of Property and details of lease
Britton Gelplas Limited
Unit 3, Letchworth Garden Centre, Pixmore Avenue, Letchworth, Herts as demised by a lease, dated 4 December 1987 made between
(1) CIN Properties Limited and (2) Courts (Furnishers) plc.
Unit 4, Letchworth Gate Centre, Pixmore Avenue, Letchworth, Hertfordshire as demised by a lease dated 24 December 1991 and made between (1) CIN Properties Limited and (2) Gelpack Industrial
Limited.
Unit 5, Letchworth Gate Centre, Pixmore Avenue, Letchworth, Hertfordshire as demised by a lease dated 20 March 1989 and made between (1) CIN Properties Limited and (2) Gelpack Industrial Limited and registered at H M Land Registry under title number HD 261658.
Unit 10, Letchworth Gate Centre, Pixmore Avenue, Letchworth, Hertfordshire as demised by a lease dated 22 December 1989 and made between (1) Protea Estates Limited and (2) Gelpack Industrial
Limited.
Unit 11, Letchworth Gate Centre, Protea Way, Letchworth, Hertfordshire as demised by a lease and made between (1) Webb Investments Limited and (2) Gelplas Industrial Limited.

Unit 12, Protea Business park, Letchworth, Hertfordshire as demised by a lease dated 6 October 1995 and made between (1)
Howard Cottage Society Limited, (2) Gelplas Industrial Limited and
(3) Britton Group plc.

Unit 17, Letchworth Gate Centre, Protea Way, Letchworth, Hertfordshire pursuant to a Tenancy at Will dated 24 March 1997 and made between (1) Webb Investments Limited and (2) Mr. W.A.G. Surbey of Britton Gelplas.
Land at Dunhams Lane, Letchworth, Hertfordshire pursuant to a lease dated 28 November 1983 between (1) J.M. Dent & Sons (Holdings) Limited, (2) Anchorvale Limited and (3) Hambro Life Assurance PLC.
Electricity sub-station held under a lease dated 16 May 1995 between (1) Automobile Association Developments Ltd. and (2) Gelplas Industrial Limited and (3) Britton Group plc.
Britton Packbourne Limited
Unit 10, Ponders End Industrial Estate, Enfield pursuant to a lease dated 3 December 1996 between (1) Coal Pensions Properties Limited and (2) D.G. Metal Products Limited.
Unit 11 Ponders End Industrial Estate, Duck Lees Land, Ponders End, Enfield, Middlesex EN3 7UP comprised in a lease dated 7 June 1972 made between First National Industrial Properties Limited
(1)
and Diesel Electrics (T&W) Limited (2) and registered at HM Land Registry under title number NGL223339.
Britton Security Packaging Limited
Factory premises being Unit 6 on the Crompton Road Industrial Estate at Ilkeston, Derbyshire demised by a lease dated 23 May 1997 between (1) The Derbyshire County Council and (2) Britton Security Packaging Limited.

Ground floor premises at Crompton Road, Ilkeston demised by a lease dated 22 March 1996 between (1) Sidlaw Flexible Packaging
Limited and (2) NMC Security Products Limited.

First Floor Cheltonian House, Esher demised by a lease dated 15 September 1997 between (1) Esher Investments Limited and (2) Britton Security Packaging Limited.
Premises in Digby Street, Ilkeston, Derbyshire demised by a lease dated 12th November 1996 made between (1) D Chamber and others and
(2) Britton Security Packaging Limited.
Britton Decoflex Limited
BT2/18 Skerne Road, Hartlepool Industrial Estate, Hartlepool demised by a lease dated 17 November 1978 made between (1) The English Industrial Estates Corporation and (2) Decoflex Limited and registered at HM Land Registry under Title Number CE40007. BT2/40 on the Oakesway Industrial Estate, Hartlepool demised by a lease dated 15 January 1992 made between (1) the English Industrial Estates Corporation and (2) Decoflex Limited and registered at HM Land Registry under Title Number CE141241. Britton Polyian Limited
Unit 10B, Temple Farm Industrial Estate, Southend on Sea, Essex demised by a lease dated 23 June 1977 made between (1) Star Lane Industrial Sites Limited and (2) Boots the Chemists Limited and registered at HM Land Registry under title number EX194787. Britton Precision Limited
BT 617/1 and BT 617/2 on the Fairfield Industrial Estate at
Louth,
Lincolnshire demised by a Lease dated 23 December 1991 between M. Kitching, V. Kitching, R. Storey, Scottish Amicable Trustees Limited (1) and Precision Packaging Limited (2) and a Lease dated 3 December 1982 between the English Industrial Estates Corporation
(1) and Precision Packaging Limited (2).
Part 2
Freehold Properties

Freehold
Name of Group Company
owning the Property
Description of Property
Britton Group Plastics Limited
Land at Road 1 Winsford Industrial Estate, Cheshire registered under Title Number CH384976 and Title Number CH229158
Britton Security Packaging Limited
Factory premises on the north east side of Newmarket and north west side of Stewton Lane, Louth. Title Number LL129365.
Britton Precision Limited
Premises on the south west side of Tattershall Way, Louth registered at HM Land Registry under Title Number LL66768 and premises which were conveyed by a Conveyance dated 29 August 1985 between The English Industrial Estates Corporation (1) and Precision Packaging Limited (2) and further premises conveyed by a
Conveyance dated 15 September 1987 between the same parties.


Schedule 4
Pensions

(Part 1) Occupational Pension Schemes (together with policy
numbers for purposes of identification)
Britton Group plc Contracted-In Money Purchase Scheme (Clerical
Medical 62531)
Skandia Life Executive Pension Plan (EP2 112190974, EP20122
36900)
Eagle Star Executive Pension Plan (293 6700)
Standard Life Executive Pension Plan (H32095, H43851)
Scottish Equitable Executive Pension Plan (3964392)
Packbourne Limited Pension Scheme

(Part 2) Death in Service Schemes (together with policy numbers for purposes of identification)
Britton Group plc Group Life Assurance Scheme (Swiss Life
95/604/0050 and 97/504/0507)

(Part 3) PHI Schemes (together with policy numbers for purposes of identification)
Norwich Union Group PHI (800348)
Zurich Life Group PHI (00612002/3/P)
Guardian Group PHI (PF26145)

(Part 4) Medical Schemes (together with policy numbers for purposes of identification)
BUPA Health Selections (20/1995 7 05 006 and 20/25 2929 40012)
Clinicare Group Cover (SPG 000 389)
Cigna Group Cover (015264)

(Part 5) Disclosed Personal Pension Schemes
Arrangements for W Marmion, P West, E Betts, P Bishop, P Bruton
(3
arrangements with NPI) and S Rowe (with Standard Life)
Schedule 5 - Registered Intellectual Property
A. Registered Patents (including applications for patents)

Proprietor
Patent No.
Date of Filing/Status
Invention
Britton Security Packaging Limited
Britton Security Products
GB9721302
07.10.97
Application
Security bag/Double Document Pocket
Britton Security Products
GB9716585
08.05.97
Application
Tamper evident closure
Britton Security Packaging Limited
EP90914230
18.09.90
Tamper Indicating Package
Britton Security Packaging Limited
GB90914230
18.09.90
Tamper Indicating Package
Britton Security Packaging Limited
GB8921108
18.09.90
Application
Verpackung und Siegel mit Beschaedigungsanzeige
Britton Security Packaging Ltd
DE69029272
18.09.90
Application
Verpackung und siegel mit Beschaedigungsanzeige
Britton Security Packaging Ltd
ES2096593
18.09.90
Application
Envase indicativo de manipulacion indebida
Britton Security Packaging Ltd
AT145613
18.09.90
Application
Verpackung und siegel mit Beschaedigungsanzeige
Decoflex Limited
Decoflex Limited
EP515086
13.05.92
No opposition filed
Security bags and sealing means
Decoflex Limited
GB8926465
23.11.89
Bags
Decoflex Limited
EP430558
21.11.90
No opposition filed
Bulk coin bag, top fill
Decoflex Limited
EP220038
13.10.86
Application
Improvements in or relating to bags
Decoflex Limited
GB2132585
17.10.83
Granted
Security Bag
Decoflex Limited
GB11029888
17.10.85
Application
Bag
Decoflex Limited
GB8410441
24.04.84
Application
Bags
Decoflex Limited
GB2138396
24.04.84
Granted
Bags with tamper indicators
Decoflex Limited
GB2131585
19.10.82
Application
Sheet Bag
Decoflex Limited
GB0105581
09.08.83
Soluble Printing
Decoflex Limited
GB515086
13.05.92
Walrus security
Decoflex Limited
GB2081215
05.08.81
Granted
Blood bag
Decoflex Limited
GB2009098
10.11.78
Granted
Bags
Decoflex LImited
GB1449783
05.02.75
Application
Bags for containing bank notes
Decoflex Limited
AT124362
13.05.92
Application
Sicherheitsbeutel Und Dichtungsmittel
Decoflex Limited
AU9217066
21.05.92
Security bags and sealing means
Decoflex Limited
AU645201
21.05.92
Application
Security bags and sealing means
Decoflex Limited
AU645201
13.05.92
Application
Sicherheitsbeutel Und Dichtungsmittel
Decoflex Limited
ES2076685
13.05.92
Application
Bolsas de Seguridad y Medios de Cierre
Decoflex Limited
GB9111079
22.05.91
Application
Tamper-evident security bag
Decoflex Limited
GB2255962
22.05.91
Application
Tamper-evident sealing means for security bags
Decoflex Limited
MX9202340
19.05.92
Application
Bolsas de Seguridad y Montajes de Sello
Decoflex Limited
GB9025357
21.11.90
Application
Reinforcing handle
Decoflex Limited
GB2250011
21.22.90
Application
Bag with reinforced handle
Decoflex Limited
GB2238292
23.11.89
Application
Security bags
Decoflex Limited
AT101377
21.22.90
Application
Von oben Befuellbarer Muenzensack
Decoflex Limited
DE69006581
21.11.90
Application
Von oben Befuellbarer Muenzensack
Decoflex Limited
EP430558
21.11.90
Application
Bulk coin bag, top fill
Decoflex Limited
GB8926465
23.11.89
Application
Bags
Decoflex Limited
GB8926464
23.11.89
Application
Bags
Decoflex Limited
MY8800144
31.12.88
Application
Improvements in or relating to bags
Decoflex Limited
NO8604467
07.11.86
Application
Pose
Decoflex Limited
DK8605285
05.11.1996
Application
Pose
Decoflex Limited
FI8604486
04.11.1996
Application
Paose
Decoflex Limited
AU8663981
16.10.86
Application
Two Compartment bag open at both ends
Decoflex Limited
JP63003806
17.10.86
Application
-
Decoflex Limited
ZA8607840
16.10.86
Application
Bags
Decoflex Limited
GB8327729
17.10.83
Application
Bags
Decoflex Limited
IE8447579
09.11.78
Granted
Improvements in or relating to bags
Decoflex Limited
IE7839479
31.01.74
Granted
Improvements in or relating to containers for containing bank notes
Decoflex Limited
IE7737374
06.03.73
Granted
Improvements in or relating to bags
Decoflex Limited
FR2317178
09.07.76
Application
Sac muni de moyens de securite empechant la spoliation de son contenu
Decoflex Limited
ZA7600639
04.02.76
Application
Perforated micro-print bag
Decoflex Limited
AU7577896
05.02.75
Application
Bags for containing bank notes
Decoflex Limited
US3960314
22.02.74
Granted
Coin bags with flip top closures
Decoflex Limited
DK7400652
06.02.74
Granted
-
Decoflex Limited
DK137982
06.02.74
Granted
Pose af formstoffolie med garantiforsegling
Decoflex Limited
FR2261194
14.02.74
Application
-
Decoflex Limited
US3933304
22.02.74
Granted
Bags for containing bank notes
Decoflex Limited
AU7361325
12.01.73
Application
Bags
Decoflex Limited
ZA7303346
17.05.73
Application
Improvements in or relating to bags for containing bank notes
Decoflex Limited
DE2313909
20.03.73
Period for request of examination expired
Beutel, Z.B. fuer muenzen
Decoflex Limited
DK131335
16.03.73
Lapsed
-
Decoflex Limited
FR2176793
16.03.73
Lapsed
-
Decoflex Limited
IE7737375
06.03.73
Granted
Improvements in or relating to bags
Decoflex Limited
JP49014269
22.03.73
Granted
-
Decoflex Limited
LU67243
20.03.73
Application
-
Decoflex Limited
DE69203155
13.05.92
Application
Sicherheitsbeutel und Dichtungsmittel
Decoflex Limited
ES2076685
13.05.92
Granted
Bolsas de Seguridad y Medios de Cierre
Decoflex Limited
GB8525567
17.10.85
Application
Bags
Decoflex Limited
ZA7301594
07.03.73
Application
Improvements in or relating to bags
Britton Polyian Limited
Polyian Limited
GB9700998
17.01.97
Application
Plastics mailing envelope
Polyian Limited
GB9413770
08.07.94
Application
Mailing pouch
Polyian Limited
GB2291039
08.07.94
Application
Trackable mailing pouch
Polyian Limited
PCT/GB/98/00066
16.01.98
Application
Plastics mailing envelope
Polyian Limited (Interpoly Limited)
GB8921108
18.09.89
Application
Tamper indicating package
Polyian Limited (Interpoly Limited)
GB8821759
16.09.88
Application
Security envelope]
NMC Security Products Limited
NMC Security Products Limited
EP628007
25.02.93
Application
Tamper indicating package
NMC Security Products Limited
(NMC Flexible Packaging Limited)
GB9203931
25.02.92
Application
Tamper indicating package
NMC Security Products Limited
GB9416770
25.02.93
Granted
Tamper indicating package
NMC Security Products Limited
GB2279936
25.02.93
Granted
Tamper indicating package
NMC Security Products Limited
WO93116933
25.02.93
Request for preliminary examination filed
Tamper indicating package
NMC Security Products Limited
WO90/01432
18.09.90
Tamper indicating package
NMC Security Products Limited
WO93/00385
25.02.93
Tamper indicating package
NMC Security Products Limited
EP93905474
25.02.93
Tamper indicating package
NMC Security Products Limited
GB9123646
07.11.91
Application
Fluid container
NMC Security Products Limited
EP493465
No opposition filed during term of opposition
Tamper indicating package and seal
NMC Security Products Limited
WO9104199
18.09.90
International application and international search report
published
Tamper indicating packages
NMC Security Products Limited
EP373748
15.09.89
No opposition filed
Security envelope
NMC Security Products Limited
EP493465
18.09.90
Application
No opposition filed
Tamper indicating package and seal
NMC Security Products Limited
AU9336387
25.02.93
Application
Tamper indicating packages
NMC Security Products Limited
AU9064156
18.09.90
Application
Tamper indicating package
NMC Security Products Limited
AU646815
18.09.90
Application
Tamper indicating package
NMC Security Products Limited
ES2037429
15.09.89
Granted
Contenedor de seguridad
B. REGISTERED TRADEMARKS (including applications for trademarks)
1. Britton Security Packaging Limited
Trade Mark
Class(es)
Registration Number
Application/Registration Date
Country
FRAUDETER
16
1504826
29 Jun 1992
UK
PRIMATHENE
16
2031688
25 Aug 1995
UK
INTERVOID
16
1401023
04 Sep 1989
UK
INTERVOID
16
18279-C/90
02 Mar 1990
IT
INTERVOID
16
974/90
21 Feb 1990
IE
INTERVOID
16
1553054
2 Mar 1990
ES
INTERVOID
16
AM882/90
20 Feb 1990
AT
INTERVOID
16
74/035452
23 Feb 1990
US
INTERVOID
16
651724
26 Feb 1990
CA
INTERVOID
16
741930
22 Feb 1990
BL
INTERVOID
16
190542
23 Feb 1990
FR
INTERVOID
16
J24882/16W
03 Mar 1990
DE
INTERVOID
16/18
1473/1990
21 Feb 1990
CH
INTERVOID
16
90-2105
02 Mar 1990
SE
INTERVOID
16
1735/90
02 Mar 1990
DK
INTERVOID
16
87836
21 Jun 1993
IL
FRAUDETER
16
6256/92
30 Nov 1992
IE
FRAUDETER
-
718087
03 Dec 1992
CA
FRAUDETER
16
1739704
29 Dec 1992
ES
FRAUDETER
16
N25364/16W
05 Dec 1992
DE
FRAUDETER
16
AM5753/92
01 Dec 1992
AT
FRAUDETER
16
789637
02 Dec 1992
BL
FRAUDETER
16
MI92C008490
10 Dec 1992
IT
FRAUDETER
16/18
8845/1992
11 Dec 1992
CH
FRAUDETER
16
92-11251
22 Dec 1992
SE
FRAUDETER
16
8457/92
02 Dec 1992
DK
FRAUDETER
16/18
92/447737
28 Dec 1993
FR
PRIMATHENE
16
5921/95
28 Aug 1995
IE
POLYLOPE
16
1068498
20 Sep 1976
UK
P Device
16
1091220
17 Feb 1978
UK
POLYPRINT
16
1209226
16 Dec 1983
UK
POLYTUF
16
1209924
30 Dec 1983
UK
POLYBUBBLE
16
1262714
17 Mar 1986
UK
POLYSAFE
16
1356393
30 Aug 1988
UK
POLYSTRONG
16
1505467
03 Jul 1992
UK
POLYLITE
16
1505468
03 Jul 1992
UK

2. Britton Taco Limited
Trade Mark
Class(es)
Registration Number
Application/Registration Date
Country
TACOLIN
17
1271860
22 July 1986
UK

3. Britton Decoflex Limited
Trade Mark
Class(es)
Registration Number
Application/Registration Date
Country
COINTANER
16
B 876,547
5 March 1965
UK
SECURIPAK
16
B 893,990
2 May 1966
UK
MERLIN
16
945, 965
23 July 1969
UK
DECOFLEX
16
977472
8 July 1971
UK
SECURISEAL
16
B 1218181
5 May 1984
UK
Decoflex
16
1280524
29 Sept 1986
UK
Walrus
16
1464493
18 May 1991
UK
WALRUS
16
1464497
18 May 1991
UK
DECOFLEX
17
977, 473
8 July 1971
UK
DECOFLEX (CTM)
16
66, 084
1 April 1996
UK

4. Britton Gelplas

Trade Mark
Class(es)
Registration Number
Application/Registration Date
Country
ULTRAPLAS
16
2152112
27 November 1997
UK
ULTRAPLAS
22
2152,112
27 November 1997
UK
Schedule 6
Agreed Form of Transfer of the Excluded Property
Ref: RCPW/CEYH
Ref:







As previously disclosed, on January 14, 1998, ACX completed the cash offer of 1.40 pounds sterling per common share and 1.00 pounds sterling per convertible share, or approximately $335.0 million, to purchase the entire issued share capital of Britton. With the assumption of debt and transaction costs, the total estimated purchase price is approximately $420.0 million. The offer was funded with cash on hand, $92.5 million of assumed debt, and $276.0 million of short-term borrowings a credit facility.